Exhibit 99.1

News Release

Contact:

Investors	Media
Steve Shriner	Barry Koling
(404) 827-6714	(404) 230-5268

For Immediate Release

January 22, 2009

SunTrust Reports 2008 Profit of $2.13 Per Share

Fourth Quarter Loss Reflects Recession Impacts of Higher Charge-Offs and Reserve-Building.

While Capital and Liquidity Remain Strong, Quarterly Dividend Reduced to $0.10 Reflecting

Challenging Credit and Earnings Environment

ATLANTA — SunTrust Banks, Inc. (NYSE: STI) reported net income available to common shareholders of $746.9 million, or $2.13 per average common diluted share, for 2008 compared to $1,603.7 million, or $4.55 per average common diluted share in 2007. Net income available to common shareholders in the fourth quarter was a loss of $379.2 million, or $1.08 per average common diluted share, compared to $3.3 million, or $0.01 per average common diluted share, in the fourth quarter of 2007. The Company’s 2008 and fourth quarter results were adversely impacted by credit-related charges that reflect the dramatic deterioration in the economy, especially during the fourth quarter.

“The fact that SunTrust is not alone in paying the price of a deteriorating economy on our business and our clients does not make today’s results any less painful to report,” said James M. Wells III, SunTrust Chairman and CEO. Mr. Wells noted that increased unemployment and continued declines in home values drove loan delinquencies significantly higher during the fourth quarter of 2008, resulting in higher than expected credit losses. “We are under no illusions as to the severity of this credit cycle,” he added. “Managing successfully through it remains our number one priority.”

Mr. Wells said the significant increase in the fourth quarter provision for loan losses from the prior quarter covered current loan charge-offs and also strengthened the Company’s allowance for loan losses. He noted that the Company concluded 2008 “in a very strong regulatory capital position and with excellent liquidity.” Mr. Wells further noted that, “despite our strong capital position, given the strain on earnings from increased credit costs and the challenging revenue environment, SunTrust’s Board of Directors has decided to reduce the quarterly dividend to $0.10 per common share outstanding until the economic environment and earnings outlook improve.”

“Through this cycle, we will continue to take the steps appropriate to maintain the Company’s fundamental financial strength that is never more important than in a time of economic stress and uncertainty,” said Mr. Wells. “At the same time, our people will continue to focus on serving our clients’ needs, making good loans, generating core deposits, and running our business more efficiently. While understandably eclipsed right now by recession-related credit concerns, the positive momentum generated by these efforts will help us deliver the long-term shareholder value to which we remain committed.”

Credit and Market Environment

The Company recorded provision for loan losses of $962.5 million, or $410.0 million in excess of net charge-offs, increasing the allowance for loan losses to 1.86% of total loans during the fourth quarter. Additionally, during the fourth quarter, the Company recorded $236.1 million in operating losses, which were primarily related to losses stemming from borrower misrepresentations and insurance claim denials, and $100.0 million related to mortgage reinsurance reserves.

The worsening economic conditions and resulting affect on asset values also continued to adversely impact the Company’s assets carried at fair market value. During the fourth quarter, market valuation losses on loans and securities carried at fair value were approximately $145 million, of which $44.3 million related to the Company’s public debt and related hedges carried at fair value.

Balance Sheet Growth

During the fourth quarter, the Company issued $4.85 billion of preferred stock and warrants to the U.S. Treasury under the Capital Purchase Plan, significantly increasing the Company’s capital position. As of December 31, 2008, SunTrust’s tangible equity to tangible assets ratio was 8.39%, and the estimated Tier 1 capital ratio was 10.85%. The Company also issued $3.0 billion of debt guaranteed by the FDIC under the Temporary Liquidity Guarantee Program. The additional capital and debt enhances SunTrust’s solid capital and liquidity position, and improves, among other items, the Company’s ability to meet the borrowing needs of clients and prospects throughout the economic downturn.

During the fourth quarter, average loans and consumer and commercial deposits increased 6.3% and 8.1%, respectively, on a sequential quarter annualized basis. Both consumer and commercial loan categories showed growth, which was partially offset by a decline in construction loans. Core deposit growth was particularly evident at the end of the quarter, and given the Company’s strong liquidity position, brokered and foreign deposits were reduced by over 40% at year end as compared to September 30, 2008.

Financial Highlights

	4th Quarter 2008	4th Quarter 2007	Change	Full Year 2008	Full Year 2007	Change
Income Statement
(Dollars in millions, except per share data)
Net income/(loss) available to common shareholders	$(379.2)	$3.3	NM	$746.9	$1,603.7	(53.4)%
Net income/(loss) per average common diluted share	(1.08)	0.01	NM	2.13	4.55	(53.2)%
Total revenue – fully taxable-equivalent	1,926.4	1,770.8	8.8%	9,210.6	8,250.9	11.6%
Net interest income – fully taxable-equivalent	1,208.7	1,194.8	1.2%	4,737.1	4,822.2	(1.8%)
Provision for loan losses	962.5	356.8	169.8%	2,474.2	664.9	272.1%
Noninterest income	717.7	576.0	24.6%	4,473.5	3,428.7	30.5%
Noninterest expense	1,588.6	1,455.3	9.2%	5,890.4	5,233.8	12.5%
Net interest margin	3.14%	3.13%	1 bp	3.10%	3.11%	(1	) bp

Balance Sheet
(Dollars in billions)
Average loans	$127.6	$121.1	5.4%	$125.4	$120.1	4.5%
Average consumer and commercial deposits	102.2	99.6	2.6%	101.3	98.0	3.4%

Capital
Tier 1 capital ratio (1)	10.85%	6.93%
Total average shareholders’ equity to total average assets	11.17%	10.30%
Tangible equity to tangible assets	8.39%	6.31%

Asset Quality
Net charge-offs to average loans (annualized)	1.72%	0.55%		1.24%	0.35%
Nonperforming loans to total loans	3.10%	1.17%

(1) Current period Tier 1 capital ratio was estimated at the time of this earnings release. NM – Not meaningful. Those changes over 1000% or where results change from positive to negative. bp – basis point

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Increased credit-related expenses and net mark to market losses on illiquid financial instruments and the Company’s public debt and related hedges carried at fair value adversely impacted fourth quarter income resulting in a net loss available to common shareholders of $379.2 million.

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For the fourth quarter, fully taxable-equivalent total revenue increased $155.6 million, or 8.8%, over the comparable period in 2007. Growth in net interest income and lower net mark to market valuation losses in 2008 drove the increase over 2007.

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Fully taxable-equivalent net interest income increased 1.2% in the fourth quarter over the same quarter in 2007, reflective of growth in average earning assets and customer deposits. Net interest margin was 3.14% for the fourth quarter of 2008, up seven basis points from the third quarter of 2008 and effectively flat compared to the same period in 2007.

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Noninterest income in the fourth quarter increased $141.7 million, or 24.6%, as the impact of the net market valuation losses of approximately $555 million recorded in 2007 was reduced to approximately $145 million in 2008. Partially offsetting the benefit of lower mark to market losses was a real estate gain of $118.8 million recorded in 2007 and lower mortgage production income and trust and investment management revenue in 2008. As a result of the dramatic decline in mortgage interest rates in December, a $370.0 million impairment of mortgage servicing rights was recognized, which was offset by $411.1 million of securities gains related to the sale of securities available for sale that were acquired in conjunction with our risk management strategies associated with hedging the value of mortgage servicing rights.

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Noninterest expense for the fourth quarter of 2008 increased 9.2% over the fourth quarter of 2007, as growth in credit-related expenses of approximately $334 million overshadowed the cost savings achieved from the Company’s efficiency and productivity initiatives.

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Total average loans in the fourth quarter increased 5.4% compared to the fourth quarter of 2007 and increased 6.3% on a sequential quarter annualized basis. Growth was concentrated in commercial loans and was partially offset by a decline in construction loans.

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Total average consumer and commercial deposits increased $2.6 billion, or 2.6%, compared to the fourth quarter of 2007 and increased 8.1% on a sequential quarter annualized basis. The increase was primarily in money market and time deposit accounts. As of December 31, 2008, customer deposits totaled a record $105.4 billion.

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The estimated Tier 1 capital, total average shareholders’ equity to total average assets, and tangible equity to tangible asset ratios were 10.85%, 11.17%, and 8.39%, respectively, which compares to 6.93%, 10.30%, and 6.31%, respectively, as of December 31, 2007.

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Annualized quarter net charge-offs were 1.72% of average loans for the fourth quarter of 2008, up from 0.55% in the fourth quarter of 2007 and 1.24% in the third quarter of 2008. The increase reflects further deterioration in consumer residential real estate and residential construction loans, as well as increases in commercial related charge-offs.

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Nonperforming loans to total loans increased to 3.10% as of December 31, 2008, from 2.60% as of September 30, 2008 and 1.17% as December 31, 2007, due mainly to increased levels of nonperforming residential mortgage and construction loans.

CONSOLIDATED FINANCIAL PERFORMANCE

Revenue

Fully taxable-equivalent total revenue was $1,926.4 million for the fourth quarter of 2008, an increase of $155.6 million, or 8.8%, compared to the fourth quarter of 2007. The increase was primarily attributable to a decline in market valuation losses in 2008 as compared to 2007. In the fourth quarter of 2008, market valuation losses declined to $100.2 million from $639.5 million related to the write-down of certain asset-backed securities and mortgage loans as the investment in those assets has been substantially curtailed. The reduction in valuation losses was partially offset by an increase of approximately $129 million in net mark to market losses on the Company’s debt and related hedges carried at fair value, due to tightening of the Company’s credit spread, as well as declines in mortgage production income and trust and investment management income. The fourth quarter of 2007 also included a $118.8 million net gain from sale/leaseback of certain corporate real estate properties.

For the year ended December 31, 2008, fully taxable-equivalent total revenue was $9,210.6 million, an increase of $959.7 million, or 11.6%, over 2007. The increase was due to incremental securities gains, gains from the sale of non-strategic businesses, gain on Visa interest, lower net mark to market valuation losses, and increased fee income from core businesses. Partially offsetting these contributions to growth were declines in trust income, net interest income, and lower gains on sale/leaseback transactions.

Net Interest Income

For the fourth quarter of 2008, fully taxable-equivalent net interest income was $1,208.7 million, up $13.9 million, or 1.2%, compared to the prior year, and up $33.0 million, or 2.8%, compared to the prior quarter. Net interest income growth over the sequential quarter was due to growth in average earning assets, an improved mix of loans and deposits, an increase in consumer and commercial deposits, and a decrease in wholesale funding during the fourth quarter. Net interest margin for the fourth quarter of 2008 was 3.14%, an increase of one basis point and seven basis points over the fourth quarter of 2007 and third quarter of 2008, respectively. A 145 basis point decrease in rates paid on interest-bearing liabilities compared to a 124 basis point decrease in earning asset yields in the fourth quarter of 2008 contributed to the increase in net interest margin, which offset the negative impact of the increase in nonperforming loans in 2008.

For the year ended December 31, 2008, fully taxable-equivalent net interest income was $4,737.1 million, down $85.1 million, or 1.8%, compared to 2007. Net interest margin was 3.10% compared to 3.11% in 2007. The decline was driven by the increased level of nonperforming assets, partially offset by a reduction in higher cost funding sources.

Noninterest Income

Total noninterest income was $717.7 million for the fourth quarter of 2008, which was $141.7 million, or 24.6%, above prior year. The fourth quarter included securities gains of $411.1 million related to available for sale securities that were acquired in conjunction with risk management strategies associated with hedging the value of mortgage servicing rights. Volatility in interest rates and increased loan prepayment speed estimates during the quarter resulted in a $370.0 million impairment of mortgage servicing rights that were carried at amortized cost. Servicing related income in the fourth quarter of 2007 included a $19.2 million gain on the sale of servicing rights. Mortgage production income declined $50.1 million in the fourth quarter, as reserves for losses associated with repurchases of mortgage loans increased approximately $32 million and mortgage origination volume declined 44% compared to the fourth quarter of 2007. These elements were partially offset by a decrease in valuation losses on loans carried at fair value or held for sale. While fourth quarter origination income declined versus prior year and prior quarter, mortgage loan applications in the fourth quarter of 2008 were up 16% compared to the third quarter.

The fourth quarter of 2008 included net mark to market valuation losses in trading income of $43.6 million related to illiquid trading securities and loans carried at fair value, and losses of $44.3 million related to the tightening of credit spreads on the Company’s public debt and related hedges carried at fair value. The fourth quarter of 2007 included losses of approximately $475 million related to market value declines in asset-backed securities, net of valuation gains on the Company’s debt carried at fair value. Exposure to securities acquired in the fourth quarter 2007 has been reduced to approximately $250 million as of December 31, 2008, down from $3.5 billion at the end of 2007. Exclusive of core mark to market losses, trading income declined as compared to both the fourth quarter of 2007 and the third quarter of 2008 due to declines in derivatives, structured leasing and merchant banking revenues which were partially offset by growth in credit-related fees, fixed income and trading, and direct finance fees.

Trust and investment management income declined $44.4 million, or 26.0%, from the fourth quarter of 2007, as a result of the sale of certain trust related businesses earlier in 2008 and lower fee income that was attributable to the decline in the equity markets. Investment banking income increased $2.9 million, or 5.3%, over the fourth quarter of 2007. Other fee based revenues in the fourth quarter were essentially flat compared to the fourth quarter of 2007, as the impact of the slowing economy resulted in less transaction-related fees. The fourth quarter of 2008 also included a gain of $19.9 million related to the settlement of legal proceedings, and the Company recognized a net gain of $118.8 million from the sale/leaseback of branch and office properties in the fourth quarter of 2007.

For the year ended December 31, 2008, noninterest income was $4,473.5 million, which was $1,044.8 million, or 30.5%, over 2007. The most significant element of the increase was incremental gains on the sale of available for sale securities of $830.2 million, which were executed in conjunction with risk management strategies associated with hedging the value of mortgage servicing rights, and incremental gains on the sale of The Coca-Cola Company stock (“Coke”). During 2008, the Company recognized approximately $400 million in net market valuation losses related to certain illiquid trading assets, loans carried at fair value, auction rate securities, and other than temporary impairment on available for sale securities, net of valuation gains on the Company’s public debt carried at fair value, as compared to approximately $700 million in comparable net losses during 2007. Gains on the Company’s public debt carried at fair value in 2008 were $431.7 million as compared to $140.9 million during 2007. During 2008, the Company recorded gains on the following transactions:

•	$57.1 million incremental additional gain on sale of Lighthouse interests
•	$81.8 million gain on the sale of TransPlatinum
•	$29.6 million gain on sale of First Mercantile Trust
•	$86.3 million gain recorded on the Visa IPO

Further, the Company recognized a net gain of $37.0 million in the first quarter of 2008 and $118.8 million in the fourth quarter of 2007 from the sale/leaseback of branch and office properties. During 2008, SunTrust experienced approximately 10% growth in fee based categories such as service charges on deposit accounts, up $82.1 million, investment banking income, up $21.6 million, and credit card fees, up $27.7 million. Trust and investment management fees declined $92.7 million for the same reasons as indicated above. Mortgage servicing income decreased $407.3 million due to the $370.0 million impairment charge and higher gains from the sale of mortgage servicing rights in 2007. For 2008, mortgage production volume declined 37.6% to $36.4 billion compared to 2007; however, mortgage production-related income increased $80.4 million, or 88.4%, due to relatively lower valuation losses, particularly due to the elimination of Alt-A loans from the warehouse, increased margins, and the adoption of certain accounting standards in accordance with generally accepted accounting principles.

Noninterest Expense

For the fourth quarter of 2008, noninterest expense was $1,588.6 million, an increase of $133.3 million, or 9.2%, over the fourth quarter of 2007. The increase was primarily driven by a $334.3 million increase in credit-related expenses to $415.7 million in the quarter, which overshadowed the success achieved in reducing expenses through the Company’s E2 efficiency and productivity program. Credit-related expenses include operating losses of $236.1 million, which includes increased reserves for borrower misrepresentations on mortgage loan documentation and insurance claim denials of $166.9 million, other real estate losses of $35.3 million, credit and collection costs of $44.3 million, and mortgage reinsurance reserves of $100.0 million. The fourth quarter also included a $14.3 million expense reversal related to Visa litigation, resulting from the recognition of the funding by Visa of its litigation escrow account, compared to a $76.9 million expense accrual for Visa litigation in the fourth quarter of 2007. In the fourth quarter of 2008, SunTrust recorded write-downs of $15.7 million related to Affordable Housing properties as compared to $57.7 million of related charges in the fourth quarter of 2007. Outside processing increased $38.5 million, or 36.5%, due to the outsourcing of certain back-office operations in the third quarter of 2008, which was more than offset by the corresponding decrease in employee compensation and benefits. Essentially all other categories of expense decreased compared to the fourth quarter of 2007.

For the year ended December 31, 2008, total noninterest expense was $5,890.4 million, an increase of $656.6 million, or 12.5%, over 2007. The items previously discussed were the primary drivers of the increase, particularly the credit-related costs, and the third quarter expense associated with the contribution of Coke stock to our charitable foundation recognized in marketing and customer development expense.

Provision for Income Taxes

For the fourth quarter, the Company recognized a tax benefit of $309.0 million compared to a tax benefit of $79.7 million recognized in the fourth quarter of 2007. For the year ended December 31, 2008, income taxes were a benefit of $67.3 million compared to a provision of $615.5 million in 2007. The income tax benefit for the year ended December 31, 2008, was due to the charitable contribution of the Coke stock, and other significant differences between generally accepted accounting principles and taxable income primarily related to non-taxable interest and dividends, state taxes, and federal tax credits.

Balance Sheet

As of December 31, 2008, SunTrust had total assets of $189.3 billion and shareholders’ equity was $22.4 billion, representing 11.83% of total assets. Book value and tangible book value per common share were $48.42 and $28.36 as of December 31, 2008, respectively.

Loans

Average loans for the fourth quarter of 2008 were $127.6 billion, which was up 5.4% compared to the fourth quarter of 2007 and up $2.0 billion, or 6.3% on a sequential quarter annualized basis. The increase in average loans was concentrated in commercial loans. Average construction loans in the fourth quarter declined $4.3 billion, or 32.7%, from the fourth quarter of 2007, in conjunction with the Company’s efforts to reduce its exposure to construction loans, as well as transfers to nonaccrual status. Average loans held for sale for the quarter declined $4.8 billion, or 54.8%, compared to the fourth quarter of 2007 as mortgage production levels declined.

Deposits

Average consumer and commercial deposits totaled $102.2 billion for the fourth quarter of 2008, an increase of $2.6 billion, or 2.6%, compared to the fourth quarter of 2007, and $2.0 billion, or 8.1% on a sequential quarter annualized basis. The 2008 fourth quarter increase in customer deposits was driven by growth in money market and time deposits, partially offset by declines in NOW and savings accounts, while demand deposit balances were relatively flat. Average balances for brokered deposits declined $1.8 billion in the fourth quarter of 2008 as compared to the third quarter of 2008, as lower cost deposits and short-term funding sources were utilized.

Capital

The estimated Tier 1 capital, total average shareholders’ equity to total average assets, and tangible equity to tangible asset ratios at December 31, 2008, were 10.85%, 11.17%, and 8.39%, respectively, compared to 8.15%, 10.34%, and 6.40%, respectively, as of September 30, 2008. The $4.85 billion of preferred stock issued to the U.S. Treasury under the Capital Purchase Program qualifies as Tier 1 capital and increased SunTrust’s already well capitalized status. Despite the Company’s strong capital ratios, SunTrust’s Board of Directors has decided to reduce the quarterly dividend from $0.54 to $0.10 per common share outstanding given the strain on earnings from increased credit costs and the challenging revenue environment. Under the terms of the agreement entered into with the U.S. Treasury, the Company has the latitude to return the dividend to its previous level of $0.54 per quarter.

Asset Quality

Nonaccrual loans, as of December 31, 2008, totaled $3,940.0 million compared to $3,289.5 million as of September 30, 2008 and $1,430.4 million as of December 31, 2007. Residential mortgage and construction loans were 47% and 32%, respectively, of total nonaccrual loans as of December 31, 2008. Net charge-offs for the fourth quarter were $552.5 million compared to $168.0 million for the fourth quarter in 2007. Annualized net charge-offs to average loans for the quarter ended December 31, 2008 was 1.72% compared to 1.24% for the quarter ended September 30, 2008 and 0.55% for the quarter ended December 31, 2007. The increase in net charge-offs was primarily related to consumer and residential real estate loans, as well as commercial related loans. Other real estate owned increased to $500.5 million, up 29.3% over September 30, 2008, as the Company foreclosed on the collateral securing nonperforming loans.

For the fourth quarter, the provision for loan losses exceeded net charge-offs by $410.0 million as the overall impact of the housing market and increased delinquencies impacted the allowance for loan losses, which totaled $2,351.0 million as of December 31, 2008 and was 1.86% of total loans. The allowance for loan losses was 1.05% of total loans as of December 31, 2007.

LINE OF BUSINESS FINANCIAL PERFORMANCE

The following discussion details results for SunTrust’s four business lines: Retail and Commercial, Wholesale Banking, Mortgage, and Wealth and Investment Management. At the end of 2008, the Company announced certain management and organizational changes related to the lines of business. The Company’s reporting segments could change after the organizational transitions are completed in 2009. All revenue is reported on a fully taxable-equivalent basis. For the lines of business, results include net interest income which is computed using matched-maturity funds transfer pricing. Further, provision for loan losses is represented by net charge-offs.

SunTrust also reports results for Corporate Other and Treasury, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. This segment also includes differences created between internal management accounting practices and generally accepted accounting principles, certain matched-maturity funds transfer pricing credits and charges, differences in provision expense compared to net charge-offs, as well as equity and its related impact.

Retail and Commercial Banking

Three Months Ended December 31, 2008 vs. 2007

Retail and Commercial Banking net income for the fourth quarter of 2008 was $18.5 million, a decrease of $154.1 million, or 89.3%, compared to the fourth quarter of 2007. This decrease was primarily the result of higher provision for loan losses due to home equity line, consumer, indirect, and commercial loan net charge-offs, lower deposit related net interest income and higher credit and fraud related noninterest expense, partially offset by growth in loan net interest income.

Net interest income decreased $16.9 million, or 2.5%, driven by a shift in deposit mix and compressed spreads due to increased competition for deposits. Average deposits increased $2.0 billion, or 2.5%, while deposit spreads decreased 12 basis points resulting in a $25.5 million decrease in net interest income. Low cost demand deposit and savings accounts decreased a combined $0.7 billion, or 4.0%, primarily driven by a decrease in savings. Higher cost products such as NOW and money market increased a combined $2.1 billion, or 5.9%. Certificates of deposit and IRA accounts increased $0.6 billion, or 2.2%. Net interest income from loans increased $10.3 million as average loan balances increased $1.0 billion, or 2.0%. Growth in commercial loans, equity lines, credit card, student loans, and loans acquired in conjunction with the GB&T transaction was partially offset by an approximately $0.9 billion decline in average loan balances related to the migration of middle market clients from Retail and Commercial to Wholesale Banking.

Provision for loan losses increased $184.1 million over the same period in 2007. The provision increase was most pronounced in home equity lines reflecting deterioration in the residential real estate market, while provision for loan losses on consumer, indirect, and commercial loans, primarily to commercial clients with annual revenues of less then $5 million, also increased.

Total noninterest income increased $1.1 million, or 0.3%, from the fourth quarter of 2007. This increase was driven primarily by a $2.2 million increase in interchange fees and a $2.8 million increase in ATM fees. Service charges on deposits declined by $2.7 million driven by higher uncollectible NSF fees and changes to the fee structure designed to encourage growth in checking accounts and balances.

Total noninterest expense increased $44.3 million, or 6.9%, from the fourth quarter of 2007. This increase was driven primarily by higher credit-related expenses including operating losses due to fraud, other real estate, and collections, as well as continued investment in the branch distribution network.

Twelve Months Ended December 31, 2008 vs. 2007

Retail and Commercial Banking net income for the twelve months ended December 31, 2008 was $306.6 million, a decrease of $483.9 million, or 61.2%, compared to the same period in 2007. This decrease was primarily the result of higher provision for loan losses due to home equity line, consumer, indirect, and commercial loan net charge-offs, lower net interest income related to deposit spreads and higher credit-related noninterest expense, partially offset by strong growth in service charges on deposits.

Net interest income decreased $217.9 million, or 7.7%, driven by a continued shift in deposit mix and decreased spreads, as deposit competition and the interest rate environment encouraged customers to migrate into higher yielding interest-bearing deposits. Average deposit balances increased $0.8 billion, or 1.0%, while deposit spreads decreased 26 basis points resulting in a $207.6 million decrease in net interest income. Low cost demand deposit and savings account average balances decreased a combined $1.6 billion, or 8.1%, primarily due to decreases in commercial demand and savings. Higher cost products such as NOW and money market increased a combined $2.3 billion, or 6.7%. Net interest income from loans decreased $14.3 million, or 1.4%, as average loan balances declined $0.1 billion, or 0.1%. Growth in commercial loans, equity lines, credit card, student loans, and loans acquired in conjunction with the GB&T transaction was offset by an approximately $1.8 billion decline in average loan balances related to the migration of middle market clients from Retail and Commercial to Wholesale Banking.

Provision for loan losses increased $593.1 million over the same period in 2007. The provision increase was most pronounced in home equity lines reflecting deterioration in the residential real estate market, while provision for loan losses on consumer, indirect, and commercial loans, primarily to commercial clients with annual revenues of less then $5 million, also increased.

Total noninterest income increased $102.6 million, or 8.2%, over the same period in 2007. This increase was driven primarily by a $66.5 million, or 9.1%, increase in service charges on both consumer and business deposit accounts, primarily due to growth in the number of accounts, higher NSF rates, and an increase in occurrences of NSF fees. Interchange fees increased $24.5 million, or 12.1%, and ATM revenue increased $9.9 million, or 8.3%.

Total noninterest expense increased $60.2 million, or 2.4%, from the same period in 2007. The continuing positive impact of expense savings initiatives and lower amortization of intangibles was offset by higher credit-related expenses including operating losses due to fraud, other real estate, and collections, as well as continued investments in the branch distribution network.

Wholesale Banking

Three Months Ended December 31, 2008 vs. 2007

Wholesale Banking’s net income for the fourth quarter of 2008 was $12.3 million, compared to a loss of $42.0 million in the fourth quarter of 2007, an increase of $54.3 million. Lower market valuation trading losses, lower Affordable Housing related noninterest expenses and higher net interest income were partially offset by higher provision for loan losses.

Net interest income was $161.0 million, up $18.8 million, or 13.2%, from the prior year primarily driven by strong loan growth. Average loan balances increased $6.0 billion, or 19.2%, while the corresponding net interest income increased $6.4 million, or 5.6%. The increase in average loan balances was driven by double digit growth in large corporate, middle market, and leasing but was partially offset by reductions in the residential builder portfolio. The growth in net interest income due to volume was partially offset by overall portfolio spread compression caused by a shift in mix away from higher spread residential construction loans to lower spread commercial loans, as well as higher real estate-related nonaccrual loans. Trading assets net interest income increased $16.8 million, or 102.0%, primarily driven by improved spreads and higher volumes in the fixed income sales and trading business. Total average deposits were up $1.9 billion, or 25.5%, primarily in higher cost deposits. The net interest income on deposits declined $3.3 million, or 9.3%, as the additional volume was more than offset by lower credit for funds on demand deposits.

Provision for loan losses was $111.9 million, an increase of $98.8 million from the same period in 2007. The increase was primarily due to higher residential builder-related charge-offs and higher charge-offs from large corporate and middle market clients.

Total noninterest income was $132.7 million, an increase of $118.4 million compared to the fourth quarter of 2007. Lower market valuation trading losses primarily related to structured products, as well as higher revenues from credit-related fees, fixed income sales and trading, and direct finance, were in part offset by lower revenues in derivatives, structured leasing, merchant banking, and Affordable Housing.

Total noninterest expense was $214.4 million, a decrease of $32.1 million, or 13.0%. The migration of middle market clients from Retail and Commercial to Wholesale Banking accounted for an approximately $5.0 million increase in expense. The remainder of Wholesale Banking decreased $37.1 million, or 15.3%. The decrease was primarily driven by lower Affordable Housing expense, as SunTrust recorded $15.7 million of write-downs in the fourth quarter 2008 as compared to $57.7 million of related charges in the fourth quarter of 2007. Certain structural expenses also decreased partially offset by higher incentive-based compensation and higher other real estate expense.

Twelve Months Ended December 31, 2008 vs. 2007

Wholesale Banking’s net income for the twelve months ended December 31, 2008 was $217.3 million, an increase of $21.2 million, or 10.8%, compared to the same period in 2007. Lower market valuation trading losses in structured products and Affordable Housing related noninterest expenses were partially offset by an increase in provision expense, lower merchant banking gains, and higher incentive-based compensation.

Net interest income was $564.7 million for the twelve months ended December 31, 2008, relatively unchanged from prior year. Average loan balances increased $4.8 billion, or 16.2%, while the corresponding net interest income declined $7.1 million, or 1.6%. The migration of middle market clients from Retail and Commercial to Wholesale Banking accounted for approximately $1.8 billion of the loan balances and $25.8 million of the loan-related net interest income increase. The remainder of Wholesale Banking increased $3.0 billion, or 10.4%, driven by increased corporate banking loans and lease financing which was partially offset by reductions in the residential builder portfolio. The corresponding net interest income declined $32.9 million, or 7.3%, due to a shift in mix away from higher spread residential construction loans to lower spread commercial loans, as well as an increase in residential construction nonaccrual loans. Total average deposits increased $3.5 billion, or 63.2%, primarily in higher cost interest-bearing deposits. Deposit-related net interest income decreased $8.9 million, or 6.6%, driven by the lower credit for funds on demand deposits partially offset by the increased volumes in higher cost deposit products.

Provision for loan losses was $167.4 million, an increase of $120.5 million over the prior year, resulting from higher residential builder related charge-offs as well as increased charge-offs on middle market clients partially offset by lower charge-offs in corporate banking.

Noninterest income increased $168.2 million, or 35.0%, primarily due to lower market valuation trading losses in structured products. In addition, increases in direct finance, loan syndications, credit-related fees, and fixed income sales and trading were partially offset by a reduction in merchant banking gains and lower revenues in structured leasing, derivatives, and Affordable Housing.

Noninterest expense increased $6.4 million, or 0.8%, primarily due to the transfer of the middle market business from Retail and Commercial to Wholesale Banking which accounted for approximately $24.9 million of the increase. The remainder of Wholesale Banking’s noninterest expense decreased $18.4 million, or 2.3%, primarily due to a decrease in write-downs related to Affordable Housing properties offset in part by higher incentive-based compensation.

Mortgage

Three Months Ended December 31, 2008 vs. 2007

Mortgage had a net loss of $285.6 million for the fourth quarter of 2008, compared to a net loss of $30.4 million in fourth quarter 2007, a decrease of $255.2 million, principally due to higher credit-related costs.

Net interest income declined $34.3 million, or 26.6%. Average loans were down $0.8 billion, or 2.4%, while net interest income was down $30.9 million, or 34.6%. Nonaccrual loans accounted for $13.5 million of the net interest income decline as average nonaccruals increased $1.2 billion. Accruing loans declined $1.9 billion, or 6.2%, while net interest income decreased $17.4 million, or 18.2%. The decline in net interest income was influenced by compressed spreads due to a change in product mix as declines in construction-perm and Alt-A balances were replaced with lower yielding prime first lien mortgages.

Provision for loan losses increased $94.0 million to $140.2 million due to higher residential mortgage and residential construction net charge-offs.

Total noninterest income declined $33.7 million, or 33.5%. The decline was principally due to lower origination income and higher loan repurchase reserves, partially offset by securities gains in excess of mortgage servicing rights impairment. Mortgage production income declined $55.7 million, with loan repurchase reserves increasing $32.5 million, while income related to lower loan production drove the remainder of the decrease. Loan production of $7.2 billion was down $5.7 billion, or 44.2%, compared to the fourth quarter of 2007. Mortgage servicing income was down $393.5 million, driven by $370.0 million of impairment of mortgage servicing rights that were carried at amortized cost. Also, mortgage servicing income in the fourth quarter of 2007 included $19.2 million of gains from the sale of servicing rights, as compared to no sales in the fourth quarter of 2008. The mortgage servicing rights impairment expense was offset by $410.7 million of gains from the sale of available for sale securities that were acquired in conjunction with the Company’s risk management strategies associated with economically hedging the value of mortgage servicing rights. Total loans serviced at December 31, 2008 were $162.0 billion, an increase of $12.2 billion, or 8.1%.

Total noninterest expense was up $254.6 million, or 106.7%, principally due to higher credit-related costs. Operating losses increased $165.1 million driven by fraud losses and reserves primarily related to borrower misrepresentation and insurance claim denials. Reserves for mortgage reinsurance losses increased $99.9 million and other real estate and collection services costs increased $25.1 million. Staff and commissions expense were down $23.8 million, or 22.5%, primarily due to lower loan production.

Twelve Months Ended December 31, 2008 vs. 2007

Mortgage reported a net loss for the twelve months ended December 31, 2008 of $561.8 million, compared to $5.4 million in net income in 2007, a decrease of $567.2 million, principally due to higher credit-related costs.

Net interest income declined $67.0 million, or 12.8%. Average loans increased $0.5 billion, or 1.7%, while the resulting net interest income declined $78.7 million. Nonaccrual loans accounted for $46.0 million of the net interest income decline as average nonaccrual loans increased $1.1 billion. Accruing loans declined $0.5 billion, or 1.8%, while net interest income decreased $32.7 million, or 8.5%. The decline in net interest income was influenced by a change in product mix as declines in construction-perm and Alt-A balances were replaced with lower yielding prime first lien mortgages. Average mortgage loans held for sale declined $5.5 billion; however, due to widening spreads, net interest income increased $25.4 million. Average investment securities were up $0.8 billion while net interest income increased $21.5 million primarily due to improved spreads. Total deposits increased $0.1 billion, or 4.8%, although net interest income on deposits and other liabilities decreased $17.7 million primarily due to lower short-term interest rates.

Provision for loan losses increased $410.1 million to $491.3 million due to higher residential mortgage and residential construction net charge-offs.

Total noninterest income increased $70.2 million, or 19.2%, due to reduced net valuation losses, increased production fee income, and securities gains in excess of mortgage servicing rights impairment, partially offset by higher repurchase reserves and lower gains from the sale of mortgage servicing rights. Total production income increased $83.2 million, or 85.5%, driven by reduced valuation losses associated with secondary market loans and the recognition of loan origination fees resulting from the Company’s election to record certain mortgage loans at fair value beginning in May 2007. The increase in loan production income was partially offset by increased reserves for the repurchase of loans. Loan production of $36.4 billion was down $21.9 billion, or 37.6%. Mortgage servicing income declined $426.3 million from $193.6 million in 2007, to a net loss of $232.7 million in 2008. The decline was driven by $370.0 million in impairment of mortgage servicing rights that were carried at amortized cost, as well as lower gains from the sale of mortgage servicing rights. The mortgage servicing rights impairment was offset by $410.7 million of gains from the sale of available for sale securities that were acquired in conjunction with the Company’s risk management strategies associated with economically hedging the value of mortgage servicing rights.

Total noninterest expense increased $509.1 million, or 61.8%, driven by increased credit-related expenses. Operating losses were up $266.9 million driven by fraud losses and reserves primarily related to borrower misrepresentation and insurance claim denials. Reserves for mortgage reinsurance losses increased $179.8 million while other real estate expense and collection services expense increased $95.9 million. Additionally, the recognition of loan origination costs resulting from the Company’s election to record certain mortgage loans at fair value beginning in May 2007 increased noninterest expense compared with the prior year, offsetting significant reductions in staff and commissions expense related to lower loan production.

Wealth and Investment Management

Three Months Ended December 31, 2008 vs. 2007

Wealth and Investment Management’s net income for the fourth quarter of 2008 was $34.0 million, an increase of $129.6 million compared to the fourth quarter of 2007. The increase in net income was primarily due to a $250.5 million market valuation loss recorded in the fourth quarter of 2007 related to securities purchased from the Company’s RidgeWorth subsidiary.

Net interest income decreased $3.0 million, or 3.5%, primarily due to lower average deposits. Average deposits were down $0.8 billion, or 7.8%, while net interest income on deposits declined $1.6 million, or 2.9%, due to the lower average balance, as well as a lower credit for funds on demand deposits. Average loans increased $0.3 billion, or 4.3%, driven by a $179.2 million increase in commercial loans primarily in the professional specialty lending units.

Provision for loan losses increased $7.5 million primarily due to higher home equity lines, consumer, and mortgage net charge-offs.

Total noninterest income increased $170.7 million primarily due to a $250.5 million market valuation loss in the fourth quarter of 2007 on purchased securities partially offset by lower trust income. Trust income decreased $43.0 million, or 25.4%, primarily due to lower market valuations on managed equity assets and lower revenue as a result of the sale of Lighthouse Partners and First Mercantile Trust. As of December 31, 2008, assets under management were approximately $113.1 billion compared to $142.8 billion as of December 31, 2007. Assets under management include individually managed assets, the RidgeWorth Funds, managed institutional assets, and participant-directed retirement accounts. SunTrust’s total assets under advisement were approximately $192.0 billion, which includes $113.1 billion in assets under management, $45.7 billion in non-managed trust assets, $31.2 billion in retail brokerage assets, and $2.0 billion in non-managed corporate trust assets.

Total noninterest expense decreased $43.2 million, or 17.3%, driven by lower staff and lower structural expense resulting from the sale of Lighthouse Partners and First Mercantile Trust. Employee compensation declined $17.3 million, or 14.4%, resulting from reduced headcount and lower incentive payments.

Twelve Months Ended December 31, 2008 vs. 2007

Wealth and Investment Management’s net income for the twelve months ended December 31, 2008 was $186.9 million, an increase of $98.6 million compared to same period in 2007. The following transactions represented $141.7 million of the year-over-year increase:

•	$39.4 million decrease due to the after-tax impact of the market valuation loss on Lehman bonds purchased from the Company’s RidgeWorth subsidiary in the third quarter of 2008.
•	$18.4 million increase due to the after-tax gain on the sale of First Mercantile Trust in the second quarter of 2008.
•	$27.9 million decrease due to the after-tax impairment charge on a client-based intangible asset in the second quarter of 2008.

•	$55.4 million increase due to the after-tax gain on sale of a minority interest in Lighthouse Investment Partners in the first quarter of 2008.
•	$155.3 million increase due to the after-tax impact of the market valuation losses in the fourth quarter of 2007 on securities purchased from the Company’s RidgeWorth subsidiary.
•	$20.1 million decrease due to the after-tax gain resulting from the sale upon merger of Lighthouse Partners into Lighthouse Investment Partners in the first quarter of 2007.

Net interest income decreased $20.3 million, or 5.8%, primarily due to a decline in deposit-related net interest income. Average deposits were down $0.2 billion, or 2.2%, while net interest income on deposits declined $14.4 million, or 6.5%, due to the decreased average balance, as well as a lower credit for funds on demand deposits. Average loans increased $0.1 billion, or 1.8%, while net interest income declined $5.0 million driven by growth in commercial loans in the professional specialty lending units at compressed spreads.

Provision for loan losses increased $18.4 million driven by higher home equity lines, personal credit lines, and consumer mortgage net charge-offs.

Total noninterest income increased $138.6 million, or 17.1%, compared to the twelve months ended December 31, 2007 driven by a decrease in market valuation losses. Additionally, gains on the sale of non-strategic businesses were offset by the corresponding loss of revenue and lower market valuations on managed equity assets. Trading gains and losses increased $168.4 million primarily due to a $250.5 million market valuation loss in 2007 related to securities purchased from the Company’s RidgeWorth subsidiary as compared to a $63.5 million market valuation loss in 2008 related to Lehman bonds purchased from the Company’s RidgeWorth subsidiary. A $29.6 million gain on sale of First Mercantile Trust in 2008 and $24.1 million of incremental noninterest income from the sale of the Company’s Lighthouse Partners investment also increased income. Retail investment income increased $6.8 million, or 2.5%, due to higher annuity sales and higher recurring managed account fees. Trust income decreased $91.1 million, or 13.4%, primarily due to the aforementioned sales of Lighthouse Partners and First Mercantile Trust, which resulted in a $49.1 million decline in trust income as well as lower market valuations on managed equity assets.

Total noninterest expense decreased $52.8 million, or 5.2%, despite a $45.0 million impairment charge on a client based intangible in the second quarter of 2008. Noninterest expense before intangible amortization declined $91.0 million, or 9.2%, driven by lower staff, discretionary, and indirect expenses, as well as lower structural expense resulting from the sales of Lighthouse Partners and First Mercantile Trust.

Corporate Other and Treasury

Three Months Ended December 31, 2008 vs. 2007

Corporate Other and Treasury’s net loss for the fourth quarter of 2008 was $126.8 million, compared to net income of $6.4 million in the fourth quarter of 2007, a decrease of $133.2 million, primarily due to a $221.3 million increase in provision for loan losses.

Net interest income increased $49.3 million, or 31.9%, over the same period in 2007 mainly due to increased gains on interest rate swaps employed as part of an overall interest rate risk management strategy. Total average assets decreased $3.6 billion, or 16.8%, mainly due to the reduction in the size of the investment portfolio in 2007 as part of the Company’s overall balance sheet management strategy. Total average deposits decreased $3.7 billion, or 22.7%, mainly due to a decrease in brokered deposits, as the Company reduced its reliance on wholesale funding sources.

Provision for loan losses, which predominantly represents the difference between consolidated provision for loan losses and net charge-offs for the lines of business was $410.4 million, compared to $189.1 million in 2007, an increase of $221.3 million.

Total noninterest income declined $114.9 million compared to the same period in 2007. The decline is primarily related to $118.8 million gain on the sale/leaseback of real estate properties in 2007.

Total noninterest expense declined $90.3 million. The decrease was mainly due a $14.3 million expense reversal related to Visa litigation, resulting from the recognition of the funding by Visa of the litigation escrow account, compared to a $76.9 million accrual in the same period in 2007.

Twelve Months Ended December 31, 2008 vs. 2007

Corporate Other and Treasury’s net income for the twelve months ended December 31, 2008 was $646.8 million, an increase of $93.1 million, or 16.8%, from the same period in 2007.

Net interest income increased $221.0 million, or 40.5%, over the same period in 2007 mainly due to increased gains on interest rate swaps employed as part of an overall interest rate risk management strategy. Total average assets decreased $5.5 billion, or 21.6%, mainly due to the reduction in the size of the investment portfolio in 2007 as part of the Company’s overall balance sheet management strategy. Total average deposits decreased $8.0 billion, or 35.9%, mainly due to a decrease in brokered and foreign deposits as the Company reduced its reliance on wholesale funding sources.

Provision for loan losses, which predominantly represents the difference between consolidated provision for loan losses and net charge-offs for the lines of business, was $909.6 million in 2008, compared to $242.5 million in 2007, an increase of $667.1 million.

Total noninterest income increased $565.1 million compared to the same period in 2007 mainly due to increased gains on securities and the sale of non-strategic businesses. Securities gains increased $431.4 million primarily due to the sale of Coke stock, partially offset by market value impairment related to certain asset-backed securities that were estimated to be other-than-temporarily impaired. Trading gains and losses increased $40.2 million as gains on the Company’s long-term debt carried at fair value were partially offset by losses on certain illiquid assets. Gains on the Company’s public debt carried at fair value in 2008 were $431.7 million as compared to $140.9 million during 2007. The increase was also due to an $86.3 million gain on the Company’s holdings of Visa in connection with its initial public offering and an $81.8 million gain on sale of TransPlatinum subsidiary were offset by an $81.8 million decrease in gains on the sale/leaseback of real estate properties.

Total noninterest expense increased $133.6 million from the same period in 2007. The increase in expense was mainly due to a $183.4 million contribution of Coke stock to the Company’s charitable foundation recognized in marketing and customer development expense.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming quarterly report on Form 10-K. Detailed financial tables and other information are also available on the Company’s Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust.” This information is also included in a current report on Form 8-K furnished with the SEC today.

This news release contains certain non-US GAAP financial measures to describe the Company’s performance. The reconciliation of those measures to the most directly comparable US GAAP financial measures, and the reasons why SunTrust believes such financial measures may be useful to investors, can be found in the financial information contained in the appendices of this news release.

Conference Call

SunTrust management will host a conference call January 22, 2009, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 4Q08). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 4Q08). A replay of the call will be available one hour after the call ends on January 22, 2009, and will remain available until February 5, 2009, dialing 1-888-277-9385 (domestic) or 1-402-998-0509 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations,” located under “About SunTrust,” or may be accessed directly from the SunTrust home page by clicking on the earnings-related link, “4th Quarter Earnings Release.” Beginning the afternoon of January 22, 2009, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found under

“Investor Relations.” This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic States and a full array of technology-based, 24-hour delivery channels. The Company also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides mortgage banking, insurance, brokerage, investment management, equipment leasing and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Important Cautionary Statement About Forward-Looking Statements

This news release may contain forward-looking statements. Statements regarding future levels of charge-offs, provision expense, and income are forward-looking statements. Also, any statement that does not describe historical or current facts, including statements about beliefs and expectations, is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Exhibit 99.3 to our Current Reports on Form 8-K filed on October 23, 2008 with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Those factors include: difficult market conditions have adversely affected our industry; current levels of market volatility are unprecedented; the soundness of other financial institutions could adversely affect us; there can be no assurance that recently enacted legislation will stabilize the U.S. financial system; the impact on us of recently enacted legislation, in particular the Emergency Economic Stabilization Act of 2008 and its implementing regulations, and actions by the FDIC, cannot be predicted at this time; credit risk; weakness in the economy and in the real estate market, including specific weakness within our geographic footprint, has adversely affected us and may continue to adversely affect us; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital or liquidity; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations and financial condition; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other natural disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact our business and revenues; we rely on other companies to provide key components of our business infrastructure; we rely on our systems, employees and certain counterparties, and certain failures could materially adversely affect our operations; we depend on the accuracy and completeness of information about clients and counterparties; regulation by federal and state agencies could adversely affect our business, revenue and profit margins; competition in the financial services industry is intense and could result in losing business or reducing margins; future legislation could harm our competitive position; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we may not pay dividends on our common stock; our ability to receive dividends from our subsidiaries accounts for most of our revenue and could affect our liquidity and ability to pay dividends; significant legal actions could subject us to substantial uninsured liabilities; recently declining values of residential real estate may increase our credit losses, which would negatively affect our financial results; deteriorating credit quality, particularly in real estate loans, has adversely impacted us and may continue to adversely impact us; disruptions in our ability to access global capital markets may negatively affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategy; our accounting policies and methods are key to how we report our financial condition and results of operations, and these require us to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; we may enter into transactions with off-balance sheet affiliates or our subsidiaries that could result in current or future gains or losses or the possible consolidation of those entities; and we are subject to market risk associated with our asset management and commercial paper conduit businesses.

###

SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended December 31		% Change [4]	Twelve Months Ended December 31		% Change [4]
	2008	2007		2008	2007
EARNINGS & DIVIDENDS
Net income/(loss)	($347.6)	$11.1	NM %	$795.8	$1,634.0	(51.3)%
Net income/(loss) available to common shareholders	(379.2)	3.3	NM	746.9	1,603.7	(53.4)
Total revenue - FTE [2]	1,926.4	1,770.8	8.8	9,210.6	8,250.9	11.6
Total revenue - FTE excluding securities (gains)/losses, net [1]	1,515.3	1,765.1	(14.2)	8,137.3	8,007.8	1.6
Net income/(loss) per average common share
Diluted	(1.08)	0.01	NM	2.13	4.55	(53.2)
Basic	(1.08)	0.01	NM	2.14	4.59	(53.4)
Dividends paid per average common share	0.54	0.73	(26.0)	2.85	2.92	(2.4)

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$177,047	$175,130	1.1%	$175,848	$177,796	(1.1)%
Earning assets	153,188	151,541	1.1	152,749	155,204	(1.6)
Loans	127,608	121,094	5.4	125,433	120,081	4.5
Consumer and commercial deposits	102,238	99,649	2.6	101,333	98,020	3.4
Brokered and foreign deposits	12,649	15,717	(19.5)	14,743	21,856	(32.5)
Total shareholders’ equity	19,778	18,033	9.7	18,481	17,808	3.8

As of
Total assets	189,289	179,574	5.4
Earning assets	156,016	154,397	1.0
Loans	126,998	122,319	3.8
Allowance for loan and lease losses	2,351	1,283	83.2
Consumer and commercial deposits	105,359	101,870	3.4
Brokered and foreign deposits	8,053	15,973	(49.6)
Total shareholders’ equity	22,388	18,053	24.0

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	(0.78)%	0.03%	NM %	0.45%	0.92%	(51.1)%
Return on average assets less net unrealized securities gains [1]	(1.39)	(0.01)	NM	0.05	0.81	(93.8)
Return on average common shareholders’ equity	(8.63)	0.07	NM	4.26	9.27	(54.0)
Return on average realized common shareholders’ equity [1]	(15.54)	(0.33)	NM	0.19	8.65	(97.8)
Net interest margin [2]	3.14	3.13	0.3	3.10	3.11	(0.3)
Efficiency ratio [2]	82.47	82.19	0.3	63.95	63.43	0.8
Tangible efficiency ratio [1]	81.57	80.86	0.9	62.64	62.26	0.6
Effective tax rate/(benefit)	(47.06)	(116.22)	(59.5)	(9.23)	27.36	NM
Tier 1 capital ratio	10.85 [3]	6.93	56.6
Total capital ratio	14.00 [3]	10.30	35.9
Tier 1 leverage ratio	10.40 [3]	6.90	50.7
Total average shareholders’ equity to total average assets	11.17	10.30	8.5	10.51	10.02	4.9
Tangible equity to tangible assets [1]	8.39 [5]	6.31	33.1
Tangible common equity to tangible assets [1]	5.53 [5]	6.02	(8.2)
Full-time equivalent employees	29,333	32,323	(9.3)
Number of ATMs	2,582	2,507	3.0
Full service banking offices	1,692	1,682	0.6
Traditional	1,370	1,343	2.0
In-store	322	339	(5.0)

Book value per common share	$48.42	$50.38	(3.9)
Market price:
High	57.75	78.76	(26.7)	70.00	94.18	(25.7)
Low	19.75	60.02	(67.1)	19.75	60.02	(67.1)
Close	29.54	62.49	(52.7)	29.54	62.49	(52.7)
Market capitalization	10,472	21,772	(51.9)

Average common shares outstanding (000s)
Diluted	351,882	348,072	1.1	350,183	352,688	(0.7)
Basic	350,439	345,917	1.3	348,919	349,346	(0.1)

[1]	See Appendix A and Appendix B for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.
[4]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[5]	Current period calculation excludes deferred tax amount associated with goodwill in conjunction with Federal Reserve guidance issued in the fourth quarter of 2008.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	December 31 2008	September 30 2008	June 30 2008	March 31 2008	December 31 2007
EARNINGS & DIVIDENDS
Net income/(loss)	($347.6)	$312.4	$540.4	$290.6	$11.1
Net income/(loss) available to common shareholders	(379.2)	307.3	535.3	283.6	3.3
Total revenue - FTE [2]	1,926.4	2,460.9	2,598.0	2,225.3	1,770.8
Total revenue - FTE excluding securities (gains)/losses, net[1]	1,515.3	2,287.9	2,048.2	2,285.9	1,765.1
Net income/(loss) per average common share
Diluted	(1.08)	0.88	1.53	0.81	0.01
Basic	(1.08)	0.88	1.53	0.82	0.01
Dividends paid per average common share	0.54	0.77	0.77	0.77	0.73

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$177,047	$173,888	$175,549	$176,917	$175,130
Earning assets	153,188	152,320	152,483	153,004	151,541
Loans	127,608	125,642	125,192	123,263	121,094
Consumer and commercial deposits	102,238	100,200	101,727	101,168	99,649
Brokered and foreign deposits	12,649	15,800	15,068	15,469	15,717
Total shareholders’ equity	19,778	17,982	18,093	18,062	18,033

As of
Total assets	189,289	174,777	177,233	178,987	179,574
Earning assets	156,016	152,904	154,716	152,715	154,397
Loans	126,998	126,718	125,825	123,713	122,319
Allowance for loan and lease losses	2,351	1,941	1,829	1,545	1,283
Consumer and commercial deposits	105,359	101,829	102,434	103,432	101,870
Brokered and foreign deposits	8,053	14,083	17,146	12,747	15,973
Total shareholders’ equity	22,388	17,956	17,907	18,431	18,053

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	(0.78)%	0.71%	1.24%	0.66%	0.03%
Return on average assets less net unrealized securities gains [1]	(1.39)	0.45	0.42	0.72	(0.01)
Return on average common shareholders’ equity	(8.63)	6.99	12.24	6.49	0.07
Return on average realized common shareholders’ equity [1]	(15.54)	4.55	4.36	7.69	(0.33)
Net interest margin [2]	3.14	3.07	3.13	3.07	3.13
Efficiency ratio [2]	82.47	67.78	53.06	56.40	82.19
Tangible efficiency ratio [1]	81.57	67.03	50.57	55.47	80.86
Effective tax rate/(benefit)	(47.06)	(20.32)	27.29	23.98	(116.22)
Tier 1 capital ratio	10.85 [3]	8.15	7.47	7.23	6.93
Total capital ratio	14.00 [3]	11.16	10.85	10.97	10.30
Tier 1 leverage ratio	10.40 [3]	7.98	7.54	7.22	6.90
Total average shareholders’ equity to total average assets	11.17	10.34	10.31	10.21	10.30
Tangible equity to tangible assets [1]	8.39 [4]	6.40	6.27	6.56	6.31
Tangible common equity to tangible assets [1]	5.53 [4]	6.10	5.97	6.27	6.02
Full-time equivalent employees	29,333	29,447	31,602	31,745	32,323
Number of ATMs	2,582	2,506	2,506	2,509	2,507
Full service banking offices	1,692	1,692	1,699	1,678	1,682
Traditional	1,370	1,370	1,374	1,343	1,343
In-store	322	322	325	335	339

Book value per common share	$48.42	$49.32	$49.24	$51.26	$50.38
Market price:
High	57.75	64.00	60.80	70.00	78.76
Low	19.75	25.60	32.34	52.94	60.02
Close	29.54	44.99	36.22	55.14	62.49
Market capitalization	10,472	15,925	12,805	19,290	21,772

Average common shares outstanding (000s)
Diluted	351,882	350,970	349,783	348,072	348,072
Basic	350,439	349,916	348,714	346,581	345,917

[1]	See Appendix A and Appendix B for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.
[4]	Current period calculation excludes deferred tax amount associated with goodwill in conjunction with Federal Reserve guidance issued in the fourth quarter of 2008.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31		Increase/(Decrease) [2]		December 31		Increase/(Decrease) [2]
	2008	2007	Amount	%	2008	2007	Amount	%
Interest income	$1,985,371	$2,448,701	($463,330)	(18.9)%	$8,327,382	$10,035,920	($1,708,538)	(17.0)%
Interest expense	808,511	1,281,188	(472,677)	(36.9)	3,707,726	5,316,376	(1,608,650)	(30.3)

NET INTEREST INCOME	1,176,860	1,167,513	9,347	0.8	4,619,656	4,719,544	(99,888)	(2.1)
Provision for loan losses	962,494	356,781	605,713	NM	2,474,215	664,922	1,809,293	NM

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	214,366	810,732	(596,366)	(73.6)	2,145,441	4,054,622	(1,909,181)	(47.1)

NONINTEREST INCOME
Service charges on deposit accounts	221,751	222,213	(462)	(0.2)	904,127	822,031	82,096	10.0
Trust and investment management income	126,426	170,854	(44,428)	(26.0)	592,324	685,034	(92,710)	(13.5)
Retail investment services	70,238	71,650	(1,412)	(2.0)	289,093	278,042	11,051	4.0
Other charges and fees	125,206	121,849	3,357	2.8	510,794	479,074	31,720	6.6
Investment banking income	57,962	55,041	2,921	5.3	236,533	214,885	21,648	10.1
Trading account profits/(losses) and commissions	(61,879)	(437,162)	375,283	85.8	38,169	(361,711)	399,880	NM
Card fees	77,909	77,481	428	0.6	308,374	280,706	27,668	9.9
Mortgage production related income/(loss)	(27,717)	22,366	(50,083)	NM	171,368	90,983	80,385	88.4
Mortgage servicing related income/(loss)	(336,129)	57,364	(393,493)	NM	(211,829)	195,436	(407,265)	NM
Net gain/(loss) on sale of businesses	(2,711)	-	(2,711)	NM	198,140	32,340	165,800	NM
Gain on Visa IPO	-	-	-	-	86,305	-	86,305	NM
Net gain on sale/leaseback of premises	-	118,840	(118,840)	(100.0)	37,039	118,840	(81,801)	(68.8)
Other noninterest income	55,620	89,827	(34,207)	(38.1)	239,726	349,907	(110,181)	(31.5)
Securities gains/(losses), net	411,053	5,694	405,359	NM	1,073,300	243,117	830,183	NM

Total noninterest income	717,729	576,017	141,712	24.6	4,473,463	3,428,684	1,044,779	30.5

NONINTEREST EXPENSE
Employee compensation and benefits	638,014	682,810	(44,796)	(6.6)	2,761,264	2,770,188	(8,924)	(0.3)
Net occupancy expense	86,620	92,705	(6,085)	(6.6)	347,289	351,238	(3,949)	(1.1)
Outside processing and software	143,880	105,407	38,473	36.5	492,611	410,945	81,666	19.9
Equipment expense	47,892	51,734	(3,842)	(7.4)	203,209	206,498	(3,289)	(1.6)
Marketing and customer development	51,636	59,115	(7,479)	(12.7)	372,235	195,043	177,192	90.8
Amortization/impairment of intangible assets	17,259	23,414	(6,155)	(26.3)	121,260	96,680	24,580	25.4
Net loss on extinguishment of debt	-	-	-	-	11,723	9,800	1,923	19.6
Visa litigation	(14,345)	76,930	(91,275)	NM	(33,469)	76,930	(110,399)	NM
Operating losses	236,078	42,815	193,263	NM	446,178	134,028	312,150	NM
Mortgage reinsurance	99,999	79	99,920	NM	179,927	174	179,753	NM
Other noninterest expense	281,605	320,332	(38,727)	(12.1)	988,174	982,253	5,921	0.6

Total noninterest expense	1,588,638	1,455,341	133,297	9.2	5,890,401	5,233,777	656,624	12.5

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	(656,543)	(68,592)	(587,951)	NM	728,503	2,249,529	(1,521,026)	(67.6)
Provision/(benefit) for income taxes	(308,956)	(79,716)	(229,240)	NM	(67,271)	615,514	(682,785)	NM

Net income/(loss)	(347,587)	11,124	(358,711)	NM	795,774	1,634,015	(838,241)	(51.3)
Preferred dividends, Series A	5,055	7,867	(2,812)	(35.7)	22,255	30,275	(8,020)	(26.5)
U.S. Treasury preferred dividends	26,579	-	26,579	NM	26,579	-	26,579	NM

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	($379,221)	$3,257	($382,478)	NM	$746,940	$1,603,740	($856,800)	(53.4)

Net interest income - FTE [1]	$1,208,650	$1,194,757	$13,893	1.2	$4,737,143	$4,822,224	($85,081)	(1.8)

Net income/(loss) per average common share
Diluted	(1.08)	0.01	(1.09)	NM	2.13	4.55	(2.42)	(53.2)
Basic	(1.08)	0.01	(1.09)	NM	2.14	4.59	(2.45)	(53.4)

Cash dividends paid per common share	0.54	0.73	(0.19)	(26.0)	2.85	2.92	(0.07)	(2.4)
Average common shares outstanding (000s)
Diluted	351,882	348,072	3,810	1.1	350,183	352,688	(2,505)	(0.7)
Basic	350,439	345,917	4,522	1.3	348,919	349,346	(427)	(0.1)

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	December 31 2008	September 30 2008	June 30 2008	March 31 2008	December 31 2007
Interest income	$1,985,371	$2,017,314	$2,066,365	$2,258,332	$2,448,701
Interest expense	808,511	871,101	909,649	1,118,465	1,281,188

NET INTEREST INCOME	1,176,860	1,146,213	1,156,716	1,139,867	1,167,513
Provision for loan losses	962,494	503,672	448,027	560,022	356,781

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	214,366	642,541	708,689	579,845	810,732

NONINTEREST INCOME
Service charges on deposit accounts	221,751	240,241	230,296	211,839	222,213
Trust and investment management income	126,426	147,477	157,319	161,102	170,854
Retail investment services	70,238	72,791	73,764	72,300	71,650
Other charges and fees	125,206	128,776	129,581	127,231	121,849
Investment banking income	57,962	62,164	60,987	55,420	55,041
Trading account profits/(losses) and commissions	(61,879)	121,136	(49,306)	28,218	(437,162)
Card fees	77,909	78,138	78,566	73,761	77,481
Mortgage production related income/(loss)	(27,717)	50,028	63,508	85,549	22,366
Mortgage servicing related income/(loss)	(336,129)	62,654	32,548	29,098	57,364
Net gain/(loss) on sale of businesses	(2,711)	81,813	29,648	89,390	-
Gain on Visa IPO	-	-	-	86,305	-
Net gain on sale/leaseback of premises	-	-	-	37,039	118,840
Other noninterest income	55,620	66,958	56,312	60,836	89,827
Securities gains/(losses), net	411,053	173,046	549,787	(60,586)	5,694

Total noninterest income	717,729	1,285,222	1,413,010	1,057,502	576,017

NONINTEREST EXPENSE
Employee compensation and benefits	638,014	696,210	711,957	715,083	682,810
Net occupancy expense	86,620	88,745	85,483	86,441	92,705
Outside processing and software	143,880	132,361	107,205	109,165	105,407
Equipment expense	47,892	51,931	50,991	52,395	51,734
Marketing and customer development	51,636	217,693	47,203	55,703	59,115
Amortization/impairment of intangible assets	17,259	18,551	64,735	20,715	23,414
Net loss on extinguishment of debt	-	-	-	11,723	-
Visa litigation	(14,345)	20,000	-	(39,124)	76,930
Operating losses	236,078	135,183	44,654	30,263	42,815
Mortgage reinsurance	99,999	47,956	24,961	7,011	79
Other noninterest expense	281,605	259,456	241,344	205,769	320,332

Total noninterest expense	1,588,638	1,668,086	1,378,533	1,255,144	1,455,341

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	(656,543)	259,677	743,166	382,203	(68,592)
Provision/(benefit) for income taxes	(308,956)	(52,767)	202,804	91,648	(79,716)

Net income/(loss)	(347,587)	312,444	540,362	290,555	11,124
Preferred dividends, Series A	5,055	5,111	5,112	6,977	7,867
U.S. Treasury preferred dividends	26,579	-	-	-	-

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	($379,221)	$307,333	$535,250	$283,578	$3,257

Net interest income - FTE [1]	$1,208,650	$1,175,679	$1,184,972	$1,167,842	$1,194,757

Net income/(loss) per average common share
Diluted	(1.08)	0.88	1.53	0.81	0.01
Basic	(1.08)	0.88	1.53	0.82	0.01

Cash dividends paid per common share	0.54	0.77	0.77	0.77	0.73
Average common shares outstanding (000s)
Diluted	351,882	350,970	349,783	348,072	348,072
Basic	350,439	349,916	348,714	346,581	345,917

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of December 31		Increase/(Decrease) [3]
	2008	2007	Amount	%
ASSETS
Cash and due from banks	$5,622,789	$4,270,917	$1,351,872	31.7%
Interest-bearing deposits in other banks	23,999	24,355	(356)	(1.5)
Funds sold and securities purchased under agreements to resell	990,614	1,347,329	(356,715)	(26.5)
Trading assets	10,431,091	10,518,379	(87,288)	(0.8)
Securities available for sale [1]	19,696,537	16,264,107	3,432,430	21.1
Loans held for sale	4,032,128	8,851,695	(4,819,567)	(54.4)
Loans:
Commercial	41,039,945	35,929,400	5,110,545	14.2
Real estate:
Home equity lines	16,454,382	14,911,598	1,542,784	10.3
Construction	9,863,961	13,776,651	(3,912,690)	(28.4)
Residential mortgages	32,065,839	32,779,744	(713,905)	(2.2)
Commercial real estate	14,957,082	12,609,543	2,347,539	18.6
Consumer:
Direct	5,139,335	3,963,869	1,175,466	29.7
Indirect	6,507,622	7,494,130	(986,508)	(13.2)
Credit card	970,277	854,059	116,218	13.6

Total loans	126,998,443	122,318,994	4,679,449	3.8
Allowance for loan and lease losses	(2,350,996)	(1,282,504)	1,068,492	83.3

Net loans	124,647,447	121,036,490	3,610,957	3.0
Goodwill	7,043,503	6,921,493	122,010	1.8
Other intangible assets	1,035,427	1,362,995	(327,568)	(24.0)
Other real estate owned	500,481	183,753	316,728	NM
Other assets	15,264,958	8,792,420	6,472,538	73.6

Total assets [2]	$189,288,974	$179,573,933	$9,715,041	5.4

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$21,605,212	$21,083,234	$521,978	2.5%
Interest-bearing consumer and commercial deposits:
NOW accounts	21,349,609	22,558,374	(1,208,765)	(5.4)
Money market accounts	28,744,308	24,522,640	4,221,668	17.2
Savings	3,345,187	3,917,099	(571,912)	(14.6)
Consumer time	17,239,725	17,264,208	(24,483)	(0.1)
Other time	13,074,857	12,524,470	550,387	4.4

Total consumer and commercial deposits	105,358,898	101,870,025	3,488,873	3.4
Brokered deposits	7,667,167	11,715,024	(4,047,857)	(34.6)
Foreign deposits	385,510	4,257,601	(3,872,091)	(90.9)

Total deposits	113,411,575	117,842,650	(4,431,075)	(3.8)
Funds purchased	1,120,079	3,431,185	(2,311,106)	(67.4)
Securities sold under agreements to repurchase	3,193,311	5,748,277	(2,554,966)	(44.4)
Other short-term borrowings	5,199,360	3,021,358	2,178,002	72.1
Long-term debt	26,812,381	22,956,508	3,855,873	16.8
Trading liabilities	3,275,606	2,160,385	1,115,221	51.6
Other liabilities	13,888,553	6,361,052	7,527,501	NM

Total liabilities	166,900,865	161,521,415	5,379,450	3.3

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	5,221,703	500,000	4,721,703	NM
Common stock, $1.00 par value	372,799	370,578	2,221	0.6
Additional paid in capital	6,904,644	6,707,293	197,351	2.9
Retained earnings	10,388,984	10,646,640	(257,656)	(2.4)
Treasury stock, at cost, and other	(1,481,146)	(1,779,142)	(297,996)	(16.7)
Accumulated other comprehensive income, net of tax	981,125	1,607,149	(626,024)	(39.0)

Total shareholders’ equity	22,388,109	18,052,518	4,335,591	24.0

Total liabilities and shareholders’ equity	$189,288,974	$179,573,933	$9,715,041	5.4

Common shares outstanding	354,515,013	348,411,163	6,103,850	1.8
Common shares authorized	750,000,000	750,000,000	-	-
Preferred shares outstanding	53,500	5,000	48,500	NM
Preferred shares authorized	50,000,000	50,000,000	-	-
Treasury shares of common stock	18,284,356	22,167,235	(3,882,879)	(17.5)
[1] Includes net unrealized gains of	$1,413,330	$2,724,643	($1,311,313)	(48.1)%
[2] Includes earning assets of	156,016,463	154,397,231	1,619,232	1.0
[3] “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of
	December 31 2008	September 30 2008	June 30 2008	March 31 2008	December 31 2007
ASSETS
Cash and due from banks	$5,622,789	$3,065,268	$3,564,824	$3,994,267	$4,270,917
Interest-bearing deposits in other banks	23,999	65,025	22,566	21,283	24,355
Funds sold and securities purchased under agreements to resell	990,614	1,440,234	1,920,276	1,247,495	1,347,329
Trading assets	10,431,091	8,936,540	10,147,021	10,932,251	10,518,379
Securities available for sale [1]	19,696,537	14,533,075	15,118,073	15,882,088	16,264,107
Loans held for sale	4,032,128	4,759,761	5,260,892	6,977,289	8,851,695
Loans:
Commercial	41,039,945	40,084,729	38,800,537	37,306,872	35,929,400
Real estate:
Home equity lines	16,454,382	16,159,053	15,726,998	15,134,297	14,911,598
Construction	9,863,961	11,519,497	12,542,775	12,980,917	13,776,651
Residential mortgages	32,065,839	32,382,111	32,509,029	33,092,433	32,779,744
Commercial real estate	14,957,082	13,841,995	13,693,933	12,893,708	12,609,543
Consumer:
Direct	5,139,335	4,930,531	4,528,576	4,192,168	3,963,869
Indirect	6,507,622	6,796,898	7,077,510	7,305,213	7,494,130
Credit card	970,277	1,003,581	945,446	807,587	854,059

Total loans	126,998,443	126,718,395	125,824,804	123,713,195	122,318,994
Allowance for loan and lease losses	(2,350,996)	(1,941,000)	(1,829,400)	(1,545,340)	(1,282,504)

Net loans	124,647,447	124,777,395	123,995,404	122,167,855	121,036,490
Goodwill	7,043,503	7,062,869	7,056,015	6,923,033	6,921,493
Other intangible assets	1,035,427	1,389,965	1,442,056	1,430,268	1,362,995
Other real estate owned	500,481	387,037	334,519	244,906	183,753
Other assets	15,264,958	8,359,591	8,371,081	9,166,212	8,792,420

Total assets [2]	$189,288,974	$174,776,760	$177,232,727	$178,986,947	$179,573,933

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$21,605,212	$21,487,853	$22,184,774	$22,325,750	$21,083,234
Interest-bearing consumer and commercial deposits:
NOW accounts	21,349,609	20,313,035	21,612,407	22,292,330	22,558,374
Money market accounts	28,744,308	27,654,355	26,016,859	25,843,396	24,522,640
Savings	3,345,187	3,568,831	3,990,277	3,990,007	3,917,099
Consumer time	17,239,725	16,566,225	16,582,510	16,876,836	17,264,208
Other time	13,074,857	12,238,642	12,046,718	12,104,125	12,524,470

Total consumer and commercial deposits	105,358,898	101,828,941	102,433,545	103,432,444	101,870,025
Brokered deposits	7,667,167	9,141,001	12,607,183	11,034,332	11,715,024
Foreign deposits	385,510	4,941,939	4,538,435	1,712,504	4,257,601

Total deposits	113,411,575	115,911,881	119,579,163	116,179,280	117,842,650
Funds purchased	1,120,079	2,388,629	3,063,696	3,795,641	3,431,185
Securities sold under agreements to repurchase	3,193,311	4,090,085	5,156,986	5,446,204	5,748,277
Other short-term borrowings	5,199,360	2,728,307	2,682,808	3,061,003	3,021,358
Long-term debt	26,812,381	23,857,828	21,327,576	23,602,919	22,956,508
Trading liabilities	3,275,606	1,924,013	2,430,521	2,356,037	2,160,385
Other liabilities	13,888,553	5,919,992	5,084,825	6,114,415	6,361,052

Total liabilities	166,900,865	156,820,735	159,325,575	160,555,499	161,521,415

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	5,221,703	500,000	500,000	500,000	500,000
Common stock, $1.00 par value	372,799	372,799	372,799	370,578	370,578
Additional paid in capital	6,904,644	6,783,976	6,799,935	6,682,828	6,707,293
Retained earnings	10,388,984	10,959,830	10,924,650	10,661,250	10,646,640
Treasury stock, at cost, and other	(1,481,146)	(1,548,870)	(1,612,167)	(1,692,117)	(1,779,142)
Accumulated other comprehensive income, net of tax	981,125	888,290	921,935	1,908,909	1,607,149

Total shareholders’ equity	22,388,109	17,956,025	17,907,152	18,431,448	18,052,518

Total liabilities and shareholders’ equity	$189,288,974	$174,776,760	$177,232,727	$178,986,947	$179,573,933

Common shares outstanding	354,515,013	353,962,785	353,542,105	349,832,264	348,411,163
Common shares authorized	750,000,000	750,000,000	750,000,000	750,000,000	750,000,000
Preferred shares outstanding	53,500	5,000	5,000	5,000	5,000
Preferred shares authorized	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
Treasury shares of common stock	18,284,356	18,836,584	19,257,264	20,746,134	22,167,235
[1] Includes net unrealized gains of	$1,413,330	$1,519,449	$1,655,504	$2,835,823	$2,724,643
[2] Includes earning assets of	156,016,463	152,903,782	154,716,384	152,714,700	154,397,231

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	December 31, 2008			September 30, 2008
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$31,006.9	$482.4	6.22%	$31,486.5	$494.0	6.28%
Real estate construction	8,914.8	106.5	4.75	10,501.9	130.0	4.92
Real estate home equity lines	15,803.1	173.8	4.38	15,424.4	193.0	4.98
Real estate commercial	14,736.8	202.2	5.46	14,138.6	193.4	5.44
Commercial - FTE [1]	40,463.8	540.5	5.31	38,064.4	508.5	5.32
Credit card (consumer and commercial)	999.0	16.9	6.76	859.7	9.4	4.36
Consumer - direct	5,009.4	65.3	5.18	4,705.0	62.9	5.32
Consumer - indirect	6,820.9	109.6	6.39	7,152.3	114.0	6.34
Nonaccrual and restructured	3,853.2	5.1	0.53	3,309.2	7.4	0.88

Total loans	127,607.9	1,702.3	5.31	125,642.0	1,712.6	5.42
Securities available for sale:
Taxable	13,071.2	183.8	5.63	11,944.2	174.4	5.84
Tax-exempt - FTE [1]	1,007.9	15.2	6.04	1,017.2	15.5	6.07

Total securities available for sale - FTE [1]	14,079.1	199.0	5.65	12,961.4	189.9	5.86
Funds sold and securities purchased under agreements to resell	963.2	1.9	0.77	1,649.7	7.5	1.79
Loans held for sale	3,968.3	53.5	5.39	4,459.3	65.0	5.82
Interest-bearing deposits	30.9	0.2	2.14	28.0	0.2	2.81
Interest earning trading assets	6,538.5	60.3	3.67	7,579.4	71.6	3.76

Total earning assets	153,187.9	2,017.2	5.24	152,319.8	2,046.8	5.35
Allowance for loan and lease losses	(1,997.9)			(2,035.8)
Cash and due from banks	3,218.6			2,918.1
Other assets	17,695.3			17,120.7
Noninterest earning trading assets	3,571.8			2,039.3
Unrealized gains on securities available for sale, net	1,371.6			1,526.4

Total assets	$177,047.3			$173,888.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$20,095.0	$32.6	0.65%	$20,501.5	$55.9	1.08%
Money market accounts	27,968.7	126.3	1.80	26,897.1	122.5	1.81
Savings	3,460.0	2.8	0.32	3,770.9	3.8	0.40
Consumer time	17,043.5	141.9	3.31	16,282.1	144.2	3.52
Other time	12,716.6	112.0	3.50	11,868.3	106.8	3.58

Total interest-bearing consumer and commercial deposits	81,283.8	415.6	2.03	79,319.9	433.2	2.17
Brokered deposits	8,942.3	84.3	3.69	10,693.5	90.8	3.32
Foreign deposits	3,706.4	4.0	0.42	5,106.3	21.9	1.68

Total interest-bearing deposits	93,932.5	503.9	2.13	95,119.7	545.9	2.28
Funds purchased	2,156.1	3.8	0.69	2,658.5	12.3	1.80
Securities sold under agreements to repurchase	3,609.4	3.1	0.33	4,971.7	19.1	1.50
Interest-bearing trading liabilities	585.9	5.7	3.87	994.5	8.8	3.53
Other short-term borrowings	4,163.5	8.0	0.77	2,521.0	11.2	1.77
Long-term debt	24,037.8	284.0	4.70	22,419.4	273.8	4.86

Total interest-bearing liabilities	128,485.2	808.5	2.50	128,684.8	871.1	2.69
Noninterest-bearing deposits	20,954.6			20,879.9
Other liabilities	5,237.7			4,961.1
Noninterest-bearing trading liabilities	2,591.8			1,380.8
Shareholders’ equity	19,778.0			17,981.9

Total liabilities and shareholders’ equity	$177,047.3			$173,888.5

Interest Rate Spread			2.74%			2.66%

Net Interest Income - FTE [1]		$1,208.7			$1,175.7

Net Interest Margin [2]			3.14%			3.07%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	June 30, 2008			March 31, 2008			December 31, 2007
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rate	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$32,113.4	$507.0	6.32%	$32,440.0	$521.3	6.43%	$31,990.3	$517.4	6.47%
Real estate construction	11,471.9	149.5	5.24	12,450.2	189.8	6.13	13,250.9	238.8	7.15
Real estate home equity lines	14,980.1	195.8	5.26	14,603.0	234.3	6.45	14,394.8	268.1	7.39
Real estate commercial	13,876.7	192.8	5.59	13,113.1	201.3	6.17	12,891.6	221.2	6.81
Commercial - FTE [1]	37,600.1	501.4	5.36	36,374.6	539.2	5.96	34,879.3	564.9	6.43
Credit card (consumer and commercial)	816.0	5.4	2.62	774.4	2.9	1.52	690.1	2.1	1.23
Consumer - direct	4,382.4	63.4	5.82	4,063.4	62.5	6.19	3,949.3	70.7	7.10
Consumer - indirect	7,437.2	115.9	6.27	7,645.3	120.2	6.32	7,877.3	125.7	6.33
Nonaccrual and restructured	2,514.1	7.5	1.20	1,799.0	5.4	1.21	1,170.7	4.3	1.45

Total loans	125,191.9	1,738.7	5.59	123,263.0	1,876.9	6.12	121,094.3	2,013.2	6.60
Securities available for sale:
Taxable	11,769.6	186.0	6.32	12,087.1	186.8	6.18	11,814.6	182.9	6.19
Tax-exempt - FTE [1]	1,057.5	16.0	6.05	1,071.4	16.5	6.13	1,054.0	16.0	6.07

Total securities available for sale - FTE[1]	12,827.1	202.0	6.30	13,158.5	203.3	6.18	12,868.6	198.9	6.18
Funds sold and securities purchased under agreements to resell	1,331.1	6.7	2.00	1,326.9	8.9	2.67	1,066.1	11.6	4.25
Loans held for sale	5,148.5	72.5	5.63	6,865.7	99.0	5.77	8,777.6	139.2	6.34
Interest-bearing deposits	21.4	0.2	3.77	21.9	0.2	4.54	18.2	0.3	6.22
Interest earning trading assets	7,963.0	74.5	3.76	8,367.6	98.0	4.71	7,716.2	112.8	5.80

Total earning assets	152,483.0	2,094.6	5.52	153,003.6	2,286.3	6.01	151,541.0	2,476.0	6.48
Allowance for loan and lease losses	(1,828.7)			(1,393.1)			(1,114.9)
Cash and due from banks	3,070.1			3,166.5			3,462.6
Other assets	17,186.1			17,076.4			17,172.3
Noninterest earning trading assets	2,342.4			2,609.5			1,660.9
Unrealized gains on securities available for sale, net	2,295.9			2,454.0			2,408.6

Total assets	$175,548.8			$176,916.9			$175,130.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$21,762.4	$62.5	1.15%	$21,981.1	$101.9	1.87%	$20,737.2	$121.0	2.32%
Money market accounts	26,031.8	116.7	1.80	25,342.7	154.7	2.46	24,261.5	177.7	2.91
Savings	3,939.1	3.9	0.40	3,917.0	5.7	0.59	4,177.7	11.1	1.05
Consumer time	16,726.7	165.2	3.97	17,030.8	187.8	4.43	17,170.7	197.2	4.56
Other time	11,921.1	118.8	4.01	12,280.5	141.1	4.62	12,353.3	151.5	4.87

Total interest-bearing consumer and commercial deposits	80,381.1	467.1	2.34	80,552.1	591.2	2.95	78,700.4	658.5	3.32
Brokered deposits	11,135.4	93.4	3.32	11,216.4	123.0	4.34	12,771.1	168.2	5.15
Foreign deposits	3,932.9	19.3	1.95	4,252.2	33.6	3.13	2,945.9	32.6	4.33

Total interest-bearing deposits	95,449.4	579.8	2.44	96,020.7	747.8	3.13	94,417.4	859.3	3.61
Funds purchased	2,792.5	13.5	1.92	2,885.7	21.9	3.00	2,151.4	24.1	4.38
Securities sold under agreements to repurchase	5,388.4	21.8	1.60	5,889.4	35.1	2.36	5,706.7	55.2	3.78
Interest-bearing trading liabilities	849.2	6.6	3.12	713.0	6.0	3.41	504.2	3.5	2.75
Other short-term borrowings	2,650.6	13.1	1.99	2,887.6	22.8	3.17	3,202.8	37.4	4.63
Long-term debt	22,298.6	274.8	4.96	22,808.3	284.9	5.02	22,808.1	301.7	5.25

Total interest-bearing liabilities	129,428.7	909.6	2.83	131,204.7	1,118.5	3.43	128,790.6	1,281.2	3.95
Noninterest-bearing deposits	21,345.9			20,616.3			20,948.1
Other liabilities	5,162.4			5,347.4			5,812.5
Noninterest-bearing trading liabilities	1,518.6			1,686.8			1,546.5
Shareholders’ equity	18,093.2			18,061.7			18,032.8

Total liabilities and shareholders’ equity	$175,548.8			$176,916.9			$175,130.5

Interest Rate Spread			2.69%			2.58%			2.53%

Net Interest Income - FTE [1]		$1,185.0			$1,167.8			$1,194.8

Net Interest Margin [2]			3.13%			3.07%			3.13%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Twelve Months Ended
	December 31, 2008			December 31, 2007
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$31,758.9	$2,004.8	6.31%	$31,951.0	$2,036.5	6.37%
Real estate construction	10,828.5	575.8	5.32	13,519.4	1,011.0	7.48
Real estate home equity lines	15,204.9	796.9	5.24	14,031.0	1,088.2	7.76
Real estate commercial	13,968.9	789.7	5.65	12,803.4	887.5	6.93
Commercial - FTE [1]	38,131.9	2,089.6	5.48	34,194.4	2,202.6	6.44
Credit card (consumer and commercial)	862.6	34.5	4.00	495.9	17.7	3.57
Consumer - direct	4,541.8	254.1	5.60	4,221.0	304.9	7.22
Consumer - indirect	7,262.5	459.8	6.33	8,017.5	495.4	6.18
Nonaccrual and restructured	2,872.7	25.4	0.89	847.0	17.3	2.05

Total loans	125,432.7	7,030.6	5.61	120,080.6	8,061.1	6.71
Securities available for sale:
Taxable	12,219.5	731.0	5.98	10,274.1	639.1	6.22
Tax-exempt - FTE [1]	1,038.4	63.1	6.07	1,043.8	62.2	5.96

Total securities available for sale - FTE [1]	13,257.9	794.1	5.99	11,317.9	701.3	6.20
Funds sold and securities purchased under agreement to resell	1,317.7	25.1	1.91	995.6	48.8	4.91
Loans held for sale	5,105.6	289.9	5.68	10,786.7	668.9	6.20
Interest-bearing deposits	25.6	0.8	3.18	24.0	1.3	5.44
Interest earning trading assets	7,609.1	304.4	4.00	11,999.6	657.2	5.48

Total earning assets	152,748.6	8,444.9	5.53	155,204.4	10,138.6	6.53
Allowance for loan and lease losses	(1,815.0)			(1,065.7)
Cash and due from banks	3,093.2			3,456.6
Other assets	17,270.4			16,700.5
Noninterest earning trading assets	2,641.6			1,198.9
Unrealized gains on securities available for sale, net	1,909.5			2,300.8

Total assets	$175,848.3			$177,795.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$21,080.7	$252.9	1.20%	$20,042.8	$473.9	2.36%
Money market accounts	26,564.8	520.3	1.96	22,676.7	622.5	2.75
Savings	3,770.9	16.3	0.43	4,608.7	55.5	1.20
Consumer time	16,770.2	639.1	3.81	16,941.3	764.2	4.51
Other time	12,197.2	478.6	3.92	12,073.5	586.3	4.86

Total interest-bearing consumer and commercial deposits	80,383.8	1,907.2	2.37	76,343.0	2,502.4	3.28
Brokered deposits	10,493.2	391.5	3.73	16,091.9	861.2	5.35
Foreign deposits	4,250.3	78.8	1.85	5,764.5	297.2	5.16

Total interest-bearing deposits	95,127.3	2,377.5	2.50	98,199.4	3,660.8	3.73
Funds purchased	2,622.0	51.5	1.96	3,266.2	166.5	5.10
Securities sold under agreements to repurchase	4,961.0	79.1	1.59	6,132.5	273.8	4.46
Interest-bearing trading liabilities	785.7	27.1	3.46	430.2	15.6	3.62
Other short-term borrowings	3,057.2	55.1	1.80	2,493.0	121.0	4.85
Long-term debt	22,892.9	1,117.4	4.88	20,692.9	1,078.7	5.21

Total interest-bearing liabilities	129,446.1	3,707.7	2.86	131,214.2	5,316.4	4.05
Noninterest-bearing deposits	20,949.0			21,677.2
Other liabilities	5,176.7			5,783.1
Noninterest-bearing trading liabilities	1,795.6			1,313.0
Shareholders’ equity	18,480.9			17,808.0

Total liabilities and shareholders’ equity	$175,848.3			$177,795.5

Interest Rate Spread			2.67%			2.48%

Net Interest Income - FTE [1]		$4,737.2			$4,822.2

Net Interest Margin [2]			3.10%			3.11%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

Three Months Ended	Twelve Months Ended
December 31	Increase/(Decrease)	December 31	Increase/(Decrease)
2008	2007	Amount	%[1]	2008	2007	Amount	%[1]
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,941,000	$1,093,691	$847,309	77.5%	$1,282,504	$1,044,521	$237,983	22.8%
Provision for loan losses	962,494	356,781	605,713	NM	2,474,215	664,922	1,809,293	NM
Allowance associated with loans at fair value[2]	-	-	-	-	-	(4,100)	(4,100)	(100.0)
Allowance from GB&T acquisition	-	-	-	-	158,705	-	158,705	NM
Charge-offs
Commercial	(93,556)	(37,917)	55,639	NM	(232,493)	(140,494)	91,999	65.5
Real estate:
Home equity lines	(136,949)	(46,842)	90,107	NM	(449,570)	(116,218)	333,352	NM
Construction	(84,194)	(7,616)	76,578	NM	(194,494)	(12,159)	182,335	NM
Residential mortgages	(156,397)	(59,319)	97,078	NM	(525,148)	(113,080)	412,068	NM
Commercial real estate	(23,548)	(299)	23,249	NM	(24,744)	(2,069)	22,675	NM
Consumer:
Direct	(13,295)	(6,630)	6,665	NM	(41,868)	(23,509)	18,359	78.1
Indirect	(65,666)	(32,448)	33,218	NM	(192,905)	(106,454)	86,451	81.2
Credit cards	(8,962)	(322)	8,640	NM	(19,330)	(365)	18,965	NM

Total charge-offs	(582,567)	(191,393)	391,174	NM	(1,680,552)	(514,348)	1,166,204	NM

Recoveries
Commercial	6,938	6,573	365	5.6	25,191	24,030	1,161	4.8
Real estate:
Home equity lines	4,480	2,182	2,298	NM	16,401	7,789	8,612	NM
Construction	802	705	97	13.8	2,848	1,150	1,698	NM
Residential mortgages	2,816	1,328	1,488	NM	7,766	5,462	2,304	42.2
Commercial real estate	700	846	(146)	(17.3)	1,154	1,910	(756)	(39.6)
Consumer:
Direct	1,964	2,484	(520)	(20.9)	8,164	9,613	(1,449)	(15.1)
Indirect	12,102	9,267	2,835	30.6	54,163	41,343	12,820	31.0
Credit cards	267	40	227	NM	437	212	225	NM

Total recoveries	30,069	23,425	6,644	28.4	116,124	91,509	24,615	26.9

Net charge-offs	(552,498)	(167,968)	384,530	NM	(1,564,428)	(422,839)	1,141,589	NM

Allowance for loan and lease losses - ending	$2,350,996	$1,282,504	$1,068,492	83.3	$2,350,996	$1,282,504	$1,068,492	83.3

Net charge-offs to average loans (annualized)
Commercial	0.84%	0.34%	0.50%	NM	%	0.53%	0.33%	0.20%	60.6%
Real estate:
Home equity lines	3.33	1.23	2.10	NM	2.85	0.77	2.08	NM
Construction	3.29	0.20	3.09	NM	1.63	0.08	1.55	NM
Residential mortgages	1.86	0.70	1.16	NM	1.56	0.33	1.23	NM
Commercial real estate	0.61	(0.02)	0.63	NM	0.17	-	0.17	NM
Consumer:
Direct	0.90	0.42	0.48	NM	0.74	0.33	0.41	NM
Indirect	3.12	1.16	1.96	NM	1.91	0.81	1.10	NM
Credit cards	7.00	0.48	6.52	NM	5.05	0.18	4.87	NM
Total net charge-offs to total average loans	1.72	0.55	1.17	NM	1.24	0.35	0.89	NM

Period Ended
Nonaccrual/nonperforming loans
Commercial	$321,980	$74,463	$247,517	NM	%
Real estate:
Home equity lines	272,577	135,700	136,877	NM
Construction	1,276,847	295,335	981,512	NM
Residential mortgages	1,846,999	841,376	1,005,623	NM
Commercial real estate	176,578	44,502	132,076	NM
Consumer loans	45,045	39,031	6,014	15.4

Total nonaccrual/nonperforming loans	3,940,026	1,430,407	2,509,619	NM
Other real estate owned (OREO)	500,481	183,753	316,728	NM
Other repossessed assets	15,866	11,536	4,330	37.5

Total nonperforming assets	$4,456,373	$1,625,696	$2,830,677	NM

Restructured loans (accruing)[5]	$462,648	$29,851	$432,797	NM

Total accruing loans past due 90 days or more	$1,032,260	$611,003	$421,257	68.9%

Total nonperforming loans to total loans	3.10%	1.17%	1.93%	NM	%
Total nonperforming assets to total loans plus OREO and other repossessed assets	3.49	1.33	2.16	NM
Allowance to period-end loans [3]	1.86	1.05	0.81	77.1
Allowance to nonperforming loans [4]	61.7	101.9	(40.20)	(39.5)
Allowance to annualized net charge-offs	1.07	x	1.92	x	(0.85	) x	(44.4)

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]	Amount removed from the allowance for loan losses related to the Company’s election to record $4.1 billion of residential mortgages at fair value.
[3]

During the second quarter of 2008, the Company revised its method of calculating this ratio to include, within the period-end loan amount, only loans measured at amortized cost. Previously, period-end loans included loans measured at fair value or the lower of cost or market. The Company believes this is an improved method of calculation due to the fact that the allowance for loan losses relates solely to the loans measured at amortized cost. Loans measured at fair value or the lower of cost or market that have been excluded from the prior period calculation were $392,259, which did not change the calculation by more than one basis point as of December 31, 2007.

[4]

During the second quarter of 2008, the Company revised its method of calculating this ratio to include, within the nonperforming loan amount, only loans measured at amortized cost. Previously, this calculation included nonperforming loans measured at fair value or the lower of cost or market. The Company believes this is an improved method of calculation due to the fact that the allowance for loan losses relates solely to the loans measured at amortized cost. Nonperforming loans measured at fair value or the lower of cost or market that have been excluded from the prior period calculation were $171,475, which increased the calculation approximately 12 basis points as of December 31, 2007.

[5]

During the third quarter of 2008, the Company revised its definition of nonperforming to exclude loans that have been restructured and remain on accruing status. These loans are not considered to be nonperforming because they are performing in accordance with the restructured terms. This change better aligns the Company’s definition of nonperforming loans with the one used by peer institutions and therefore improves comparability of this measure across the industry.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

Three Months Ended
December 31 2008	September 30 2008	Increase/(Decrease)	June 30 2008	March 31 2008	December 31 2007
Amount	%[1]
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,941,000	$1,829,400	$111,600	6.1%	$1,545,340	$1,282,504	$1,093,691
Provision for loan losses	962,494	503,672	458,822	91.1	448,027	560,022	356,781
Allowance from GB&T acquisition	-	-	-	-	158,705	-	-
Charge-offs
Commercial	(93,556)	(57,789)	35,767	61.9	(44,352)	(37,161)	(37,917)
Real estate:
Home equity lines	(136,949)	(119,162)	17,787	14.9	(94,857)	(98,602)	(46,842)
Construction	(84,194)	(51,719)	32,475	62.8	(35,399)	(23,182)	(7,616)
Residential mortgages	(156,397)	(133,510)	22,887	17.1	(126,055)	(109,186)	(59,319)
Commercial real estate	(23,548)	(400)	23,148	NM	(563)	(233)	(299)
Consumer:
Direct	(13,295)	(10,406)	2,889	27.8	(7,852)	(10,315)	(6,630)
Indirect	(65,666)	(41,249)	24,417	59.2	(43,101)	(42,889)	(32,448)
Credit cards	(8,962)	(5,489)	3,473	63.3	(3,386)	(1,128)	(322)

Total charge-offs	(582,567)	(419,724)	162,843	38.8	(355,565)	(322,696)	(191,393)

Recoveries
Commercial	6,938	5,360	1,578	29.4	7,186	5,919	6,573
Real estate:
Home equity lines	4,480	3,903	577	14.8	5,650	2,368	2,182
Construction	802	1,786	(984)	(55.1)	182	78	705
Residential mortgages	2,816	2,083	733	35.2	1,644	1,223	1,328
Commercial real estate	700	257	443	NM	35	162	846
Consumer:
Direct	1,964	1,700	264	15.5	2,119	2,381	2,484
Indirect	12,102	12,491	(389)	(3.1)	16,008	13,562	9,267
Credit cards	267	72	195	NM	69	(183)	40

Total recoveries	30,069	27,652	2,417	8.7	32,893	25,510	23,425

Net charge-offs	(552,498)	(392,072)	160,426	40.9	(322,672)	(297,186)	(167,968)

Allowance for loan and lease losses - ending	$2,350,996	$1,941,000	$409,996	21.1	$1,829,400	$1,545,340	$1,282,504

Net charge-offs to average loans (annualized)
Commercial	0.84%	0.54%	0.30%	55.6%	0.39%	0.34%	0.34%
Real estate:
Home equity lines	3.33	2.97	0.36	12.1	2.40	2.65	1.23
Construction	3.29	1.73	1.56	90.2	1.16	0.72	0.20
Residential mortgages	1.86	1.57	0.29	18.5	1.49	1.29	0.70
Commercial real estate	0.61	-	0.61	NM	0.02	-	(0.02)
Consumer:
Direct	0.90	0.74	0.16	21.6	0.53	0.79	0.42
Indirect	3.12	1.56	1.56	100.0	1.46	1.53	1.16
Credit cards	7.00	5.80	1.20	20.7	4.09	1.74	0.48
Total net charge-offs to total average loans	1.72	1.24	0.48	38.7	1.04	0.97	0.55

Period Ended
Nonaccrual/nonperforming loans
Commercial	$321,980	$257,343	$64,637	25.1%	$117,168	$97,930	$74,463
Real estate:
Home equity lines	272,577	232,904	39,673	17.0	216,839	193,153	135,700
Construction	1,276,847	1,040,678	236,169	22.7	772,353	520,704	295,335
Residential mortgages	1,846,999	1,548,955	298,044	19.2	1,356,710	1,115,071	841,376
Commercial real estate	176,578	164,906	11,672	7.1	124,523	64,251	44,502
Consumer loans	45,045	44,732	313	0.7	37,735	46,851	39,031

Total nonaccrual/nonperforming loans	3,940,026	3,289,518	650,508	19.8	2,625,328	2,037,960	1,430,407
Other real estate owned (OREO)	500,481	387,037	113,444	29.3	334,519	244,906	183,753
Other repossessed assets	15,866	13,714	2,152	15.7	13,203	6,340	11,536

Total nonperforming assets	$4,456,373	$3,690,269	$766,104	20.8	$2,973,050	$2,289,206	$1,625,696

Restructured loans (accruing) [4]	$462,648	$381,040	$81,608	21.4%	$163,358	$30,787	$29,851

Total accruing loans past due 90 days or more	$1,032,260	$772,132	$260,128	33.7%	$753,558	$743,969	$611,003

Total nonperforming loans to total loans	3.10%	2.60%	0.50%	19.2%	2.09%	1.65%	1.17%
Total nonperforming assets to total loans plus
OREO and other repossessed assets	3.49	2.90	0.59	20.3	2.36	1.85	1.33
Allowance to period-end loans [2]	1.86	1.54	0.32	20.8	1.46	1.25	1.05
Allowance to nonperforming loans [3]	61.7	62.1	(0.42)	(0.7)	77.0	82.9	101.9
Allowance to annualized net charge-offs	1.07	x	1.24	x	(0.18	) x	(14.9)	1.41	x	1.28	x	1.92	x

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]

During the second quarter of 2008, the Company revised its method of calculating this ratio to include, within the period-end loan amount, only loans measured at amortized cost. Previously period-end loans included loans measured at fair value or the lower of cost or market. The Company believes this is an improved method of calculation due to the fact that the allowance for loan losses relates solely to the loans measured at amortized cost. Loans measured at fair value or the lower of cost or market that have been excluded from the prior periods calculation were $450,662 and $392,259 as of March 31, 2008 and December 31, 2007, respectively, which did not change the calculation by more than one basis point.

[3]

During the second quarter of 2008, the Company revised its method of calculating this ratio to include, within the nonperforming loan amount, only loans measured at amortized cost. Previously, this calculation included nonperforming loans measured at fair value or the lower of cost or market. The Company believes this is an improved method of calculation due to the fact that the allowance for loan losses relates solely to the loans measured at amortized cost. Nonperforming loans measured at fair value or the lower of cost or market that have been excluded from the prior periods calculation were $173,752 and $171,475 as of March 31, 2008 and December 31, 2007, respectively, which increased the calculation approximately 7 and 12 basis points as of March 31, 2008 and December 31, 2007, respectively.

[4]

During the third quarter of 2008, the Company revised its definition of nonperforming to exclude loans that have been restructured and remain on accruing status. These loans are not considered to be nonperforming because they are performing in accordance with the restructured terms. This change better aligns the Company’s definition of nonperforming loans with the one used by peer institutions and therefore improves comparability of this measure across the industry.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA (continued)

(Dollars and shares in thousands, except per share data) (Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31				December 31
	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$188,372	$995,984	$142,704	$1,327,060	$241,614	$810,509	$129,861	$1,181,984
Amortization	(15,717)	(47,997)	(7,697)	(71,411)	(68,959)	(181,263)	(27,721)	(277,943)
Mortgage Servicing Rights (“MSRs”) originated	-	142,100	-	142,100	-	639,158	-	639,158
Purchase of GenSpring (formerly AMA, LLC) minority shares	-	-	-	-	-	-	2,205	2,205
Client relationship intangible obtained from GenSpring’s acquisition of TBK Investments, Inc.	-	-	-	-	-	-	6,520	6,520
Client relationship intangible obtained from GenSpring’s acquisition of Inlign Wealth Management	-	-	4,120	4,120	-	-	4,120	4,120
Alpha Equity Management revenue sharing intangible	-	-	1,788	1,788	-	-	1,788	1,788
Intangible assets obtained from sale upon merger of Lighthouse Partners, LLC, net[1]	-	-	-	-	-	-	24,142	24,142
Sale/securitization of MSRs	-	(40,662)	-	(40,662)	-	(218,979)	-	(218,979)

Balance, December 31, 2007	$172,655	$1,049,425	$140,915	$1,362,995	$172,655	$1,049,425	$140,915	$1,362,995

Balance, beginning of period	$158,404	$1,150,013	$81,548	$1,389,965	$172,655	$1,049,425	$140,915	$1,362,995
Amortization	(13,093)	(58,546)	(4,166)	(75,805)	(56,854)	(223,092)	(19,406)	(299,352)
MSRs originated	-	89,007	-	89,007	-	485,597	-	485,597
MSRs impairment reserve	-	(370,000)	-	(370,000)	-	(371,881)	-	(371,881)
MSRs impairment recovery	-	-	-	-	-	1,881	-	1,881
Sale of interest in Lighthouse Partners	-	-	-	-	-	-	(5,992)	(5,992)
Sale of MSRs	-	-	-	-	-	(131,456)	-	(131,456)
Customer intangible impairment charge	-	-	-	-	-	-	(45,000)	(45,000)
Purchased credit card relationships	-	-	-	-	-	-	9,898	9,898
Acquisition of GB&T	-	-	-	-	29,510	-	-	29,510
Sale of First Mercantile	-	-	-	-	-	-	(3,033)	(3,033)
Other	-	-	2,260	2,260	-	-	2,260	2,260

Balance, December 31, 2008	$145,311	$810,474	$79,642	$1,035,427	$145,311	$810,474	$79,642	$1,035,427

	Three Months Ended
	December 31 2008	September 30 2008	June 30 2008	March 31 2008	December 31 2007
COMMON SHARE ROLLFORWARD
Beginning balance	353,963	353,542	349,832	348,411	348,074
Common shares issued/exchanged for employee benefit plans, stock option, performance and restricted stock activity	552	421	1,489	1,421	337
Common shares issued for acquisition of GB&T	-	-	2,221	-	-

Ending balance	354,515	353,963	353,542	349,832	348,411

COMMON STOCK REPURCHASE ACTIVITY
Number of common shares repurchased [2]	-	-	2	17	12
Average price per share of repurchased common shares	$-	$-	$57.76	$62.38	$69.31
Maximum number of common shares that may yet be purchased under repurchase plans or programs	30,000	30,000	30,000	30,000	30,000

[1]

During the first quarter of 2007, SunTrust merged its wholly-owned subsidiary, Lighthouse Partners, LLC, into Lighthouse Investment Partners, LLC in exchange for a minority interest in Lighthouse Investment Partners, LLC and a revenue-sharing agreement. This transaction resulted in a $7.9 million decrease in existing intangible assets and a new intangible asset of $32.0 million.

[2]

This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31 2008	September 30 2008	June 30 2008	March 31 2008	December 31 2007	December 31 2008	December 31 2007
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Net income/(loss)	($347,587)	$312,444	$540,362	$290,555	$11,124	$795,774	$1,634,015
Securities (gains)/losses, net of tax	(254,853)	(107,289)	(345,807)	37,563	(3,530)	(665,446)	(150,733)

Net income/(loss) excluding net securities (gains)/losses, net of tax	(602,440)	205,155	194,555	328,118	7,594	130,328	1,483,282
The Coca-Cola Company stock dividend, net of tax	(10,146)	(10,146)	(14,738)	(14,738)	(13,206)	(49,769)	(54,214)

Net income/(loss) excluding net securities (gains)/losses and The Coca-Cola Company stock dividend, net of tax	(612,586)	195,009	179,817	313,380	(5,612)	80,559	1,429,068
Less: Preferred dividends, Series A	5,055	5,111	5,112	6,977	7,867	22,255	30,275
Less: U.S. Treasury preferred dividends	26,579	-	-	-	-	26,579	-

Net income/(loss) available to common shareholders excluding net securities (gains)/losses and The Coca-Cola Company stock dividend	($644,220)	$189,898	$174,705	$306,403	($13,479)	$31,725	$1,398,793

Total average assets	$177,047,258	$173,888,490	$175,548,768	$176,916,901	$175,130,464	$175,848,265	$177,795,518
Average net unrealized securities gains	(1,371,624)	(1,526,431)	(2,295,932)	(2,453,981)	(2,408,596)	(1,909,462)	(2,300,821)

Average assets less net unrealized securities gains	$175,675,634	$172,362,059	$173,252,836	$174,462,920	$172,721,868	$173,938,803	$175,494,697

Total average common shareholders’ equity	$17,487,081	$17,481,916	$17,593,229	$17,561,709	$17,532,786	$17,530,731	$17,308,013
Average accumulated other comprehensive income	(996,955)	(871,413)	(1,488,305)	(1,533,427)	(1,292,785)	(1,220,949)	(1,143,284)

Total average realized common shareholders’ equity	$16,490,126	$16,610,503	$16,104,924	$16,028,282	$16,240,001	$16,309,782	$16,164,729

Return on average total assets	(0.78)%	0.71%	1.24%	0.66%	0.03%	0.45%	0.92%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	(0.61)	(0.26)	(0.82)	0.06	(0.04)	(0.40)	(0.11)

Return on average total assets less net unrealized securities gains [1]	(1.39)%	0.45%	0.42%	0.72%	(0.01)%	0.05%	0.81%

Return on average common shareholders’ equity	(8.63)%	6.99%	12.24%	6.49%	0.07%	4.26%	9.27%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	(6.91)	(2.44)	(7.88)	1.20	(0.40)	(4.07)	(0.62)

Return on average realized common shareholders’ equity [2]	(15.54)%	4.55%	4.36%	7.69%	(0.33)%	0.19%	8.65%

Efficiency ratio [3]	82.47%	67.78%	53.06%	56.40%	82.19%	63.95%	63.43%
Impact of excluding amortization/impairment of intangible assets other than MSRs	(0.90)	(0.75)	(2.49)	(0.93)	(1.33)	(1.31)	(1.17)

Tangible efficiency ratio [4]	81.57%	67.03%	50.57%	55.47%	80.86%	62.64%	62.26%

Total shareholders’ equity	$22,388,109	$17,956,025	$17,907,152	$18,431,448	$18,052,518
Goodwill	(6,941,104)	(7,062,869)	(7,056,015)	(6,923,033)	(6,921,493)
Other intangible assets including MSRs	(978,211)	(1,328,055)	(1,394,941)	(1,379,522)	(1,308,618)
MSRs	810,474	1,150,013	1,193,450	1,143,405	1,049,426

Tangible equity	15,279,268	10,715,114	10,649,646	11,272,298	10,871,833
Preferred stock	(5,221,703)	(500,000)	(500,000)	(500,000)	(500,000)

Tangible common equity	$10,057,565	$10,215,114	$10,149,646	$10,772,298	$10,371,833

Total assets	$189,288,974	$174,776,760	$177,232,727	$178,986,947	$179,573,933
Goodwill	(7,043,503)	(7,062,869)	(7,056,015)	(6,923,033)	(6,921,493)
Other intangible assets including MSRs	(1,035,427)	(1,389,965)	(1,442,056)	(1,430,268)	(1,362,995)
MSRs	810,474	1,150,013	1,193,450	1,143,405	1,049,425

Tangible assets	$182,020,518	$167,473,939	$169,928,106	$171,777,051	$172,338,870

Tangible equity to tangible assets [5]	8.39%	6.40%	6.27%	6.56%	6.31%
Tangible common equity to tangible assets[6]	5.53%	6.10%	5.97%	6.27%	6.02%

Net interest income	$1,176,860	$1,146,213	$1,156,716	$1,139,867	$1,167,513	$4,619,656	$4,719,544
Taxable-equivalent adjustment	31,790	29,466	28,256	27,975	27,244	117,487	102,680

Net interest income - FTE	1,208,650	1,175,679	1,184,972	1,167,842	1,194,757	4,737,143	4,822,224
Noninterest income	717,729	1,285,222	1,413,010	1,057,502	576,017	4,473,463	3,428,684

Total revenue - FTE	1,926,379	2,460,901	2,597,982	2,225,344	1,770,774	9,210,606	8,250,908
Securities (gains)/losses, net	(411,053)	(173,046)	(549,787)	60,586	(5,694)	(1,073,300)	(243,117)

Total revenue - FTE excluding net securities (gains)/losses [7]	$1,515,326	$2,287,855	$2,048,195	$2,285,930	$1,765,080	$8,137,306	$8,007,791

[1]

SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers primarily reflect adjustments to remove the effects of the securities portfolio which includes the ownership by the Company of 30.0 million shares of The Coca-Cola Company as of December 31, 2008. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily customer relationship and customer transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, net of tax, by average assets less net unrealized securities gains.

[2]

The Company believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to the holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net income available to common shareholders, excluding securities gains/losses and The Coca -Cola Company dividend, net of tax, by average realized common shareholders’ equity.

[3]

Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[4]

SunTrust presents a tangible efficiency ratio which excludes the amortization/impairment of intangible assets other than MSRs. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

[5]

SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.

[6]

SunTrust presents a tangible common equity to tangible assets ratio that excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry who also use this measure. This measure is also used by management to analyze capital adequacy.

[7]

SunTrust presents total revenue- FTE excluding realized securities (gains)/losses, net. The Company believes noninterest income without net securities (gains)/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven and is more indicative of normalized operations.

SunTrust Banks, Inc. and Subsidiaries

QUARTER-TO-QUARTER COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended
	December 31 2008	September 30 2008	Increase/(Decrease)[2]		Sequential Annualized [1] %	December 31 2008	December 31 2007	Increase/(Decrease)[2]
			Amount	%				Amount	%
STATEMENTS OF INCOME

NET INTEREST INCOME	$1,176,860	$1,146,213	$30,647	2.7%	10.7%	$1,176,860	$1,167,513	$9,347	0.8%
Provision for loan losses	962,494	503,672	458,822	91.1	NM	962,494	356,781	605,713	NM

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	214,366	642,541	(428,175)	(66.6)	NM	214,366	810,732	(596,366)	(73.6)

NONINTEREST INCOME

Service charges on deposit accounts	221,751	240,241	(18,490)	(7.7)	(30.8)	221,751	222,213	(462)	(0.2)
Trust and investment management income	126,426	147,477	(21,051)	(14.3)	(57.1)	126,426	170,854	(44,428)	(26.0)
Retail investment services	70,238	72,791	(2,553)	(3.5)	(14.0)	70,238	71,650	(1,412)	(2.0)
Other charges and fees	125,206	128,776	(3,570)	(2.8)	(11.1)	125,206	121,849	3,357	2.8
Investment banking income	57,962	62,164	(4,202)	(6.8)	(27.0)	57,962	55,041	2,921	5.3
Trading account profits/(losses) and commissions	(61,879)	121,136	(183,015)	NM	NM	(61,879)	(437,162)	375,283	85.8
Card fees	77,909	78,138	(229)	(0.3)	(1.2)	77,909	77,481	428	0.6
Mortgage production related income/(loss)	(27,717)	50,028	(77,745)	NM	NM	(27,717)	22,366	(50,083)	NM
Mortgage servicing related income/(loss)	(336,129)	62,654	(398,783)	NM	NM	(336,129)	57,364	(393,493)	NM
Gain/(loss) on sale of businesses	(2,711)	81,813	(84,524)	NM	NM	(2,711)	-	(2,711)	NM
Net gain on sale/leaseback of premises	-	-	-	-	-	-	118,840	(118,840)	(100.0)
Other noninterest income	55,620	66,958	(11,338)	(16.9)	(67.7)	55,620	89,827	(34,207)	(38.1)
Securities gains/(losses), net	411,053	173,046	238,007	NM	NM	411,053	5,694	405,359	NM

Total noninterest income	717,729	1,285,222	(567,493)	(44.2)	NM	717,729	576,017	141,712	24.6

NONINTEREST EXPENSE

Employee compensation and benefits	638,014	696,210	(58,196)	(8.4)	(33.4)	638,014	682,810	(44,796)	(6.6)
Net occupancy expense	86,620	88,745	(2,125)	(2.4)	(9.6)	86,620	92,705	(6,085)	(6.6)
Outside processing and software	143,880	132,361	11,519	8.7	34.8	143,880	105,407	38,473	36.5
Equipment expense	47,892	51,931	(4,039)	(7.8)	(31.1)	47,892	51,734	(3,842)	(7.4)
Marketing and customer development	51,636	217,693	(166,057)	(76.3)	NM	51,636	59,115	(7,479)	(12.7)
Amortization/impairment of intangible assets	17,259	18,551	(1,292)	(7.0)	(27.9)	17,259	23,414	(6,155)	(26.3)
Visa litigation	(14,345)	20,000	(34,345)	NM	NM	(14,345)	76,930	(91,275)	NM
Operating losses	236,078	135,183	100,895	74.6	NM	236,078	42,815	193,263	NM
Mortgage reinsurance	99,999	48,956	51,043	NM	NM	99,999	79	99,920	NM
Other noninterest expense	281,605	258,456	23,149	9.0	35.8	281,605	320,332	(38,727)	(12.1)

Total noninterest expense	1,588,638	1,668,086	(79,448)	(4.8)	(19.1)	1,588,638	1,455,341	133,297	9.2

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	(656,543)	259,677	(916,220)	NM	NM	(656,543)	(68,592)	(587,951)	NM
Provision/(benefit) for income taxes	(308,956)	(52,767)	(256,189)	NM	NM	(308,956)	(79,716)	(229,240)	NM

NET INCOME/(LOSS)	(347,587)	312,444	(660,031)	NM	NM	(347,587)	11,124	(358,711)	NM
Preferred dividends, Series A	5,055	5,111	(56)	(1.1)	(4.4)	5,055	7,867	(2,812)	(35.7)
U.S. Treasury preferred dividends	26,579	-	26,579	NM	NM	26,579	-	26,579	NM

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	($379,221)	$307,333	($686,554)	NM %	NM %	($379,221)	$3,257	($382,478)	NM %

REVENUE

Net interest income	$1,176,860	$1,146,213	$30,647	2.7%	10.7%	$1,176,860	$1,167,513	$9,347	0.8%
Taxable-equivalent adjustment	31,790	29,466	2,324	7.9	31.5	31,790	27,244	4,546	16.7

Net interest income - FTE	1,208,650	1,175,679	32,971	2.8	11.2	1,208,650	1,194,757	13,893	1.2
Noninterest income	717,729	1,285,222	(567,493)	(44.2)	NM	717,729	576,017	141,712	24.6

Total revenue - FTE	$1,926,379	$2,460,901	($534,522)	(21.7)	(86.9)	$1,926,379	$1,770,774	$155,605	8.8

SELECTED AVERAGE BALANCES (Dollars in millions)

Average loans
Commercial-FTE	$40,464	$38,064	$2,400	6.3%	25.2%	$40,464	$34,879	$5,585	16.0%
Real estate home equity lines	15,803	15,424	379	2.5	9.8	15,803	14,395	1,408	9.8
Real estate construction	8,915	10,502	(1,587)	(15.1)	(60.5)	8,915	13,251	(4,336)	(32.7)
Real estate 1-4 family	31,007	31,486	(479)	(1.5)	(6.1)	31,007	31,990	(983)	(3.1)
Real estate commercial	14,737	14,139	598	4.2	16.9	14,737	12,892	1,845	14.3
Credit card	999	860	139	16.2	64.8	999	690	309	44.8
Consumer - direct	5,009	4,705	304	6.5	25.9	5,009	3,949	1,060	26.8
Consumer - indirect	6,821	7,152	(331)	(4.6)	(18.5)	6,821	7,877	(1,056)	(13.4)
Nonaccrual and restructured	3,853	3,309	544	16.4	65.8	3,853	1,171	2,682	NM

Total loans	$127,608	$125,641	$1,967	1.6%	6.3%	$127,608	$121,094	$6,514	5.4%

Average deposits
Noninterest bearing deposits	$20,955	$20,880	$75	0.4%	1.4%	$20,955	$20,948	$7	0.0%
NOW accounts	20,095	20,501	(406)	(2.0)	(7.9)	20,095	20,737	(642)	(3.1)
Money market accounts	27,969	26,897	1,072	4.0	15.9	27,969	24,262	3,707	15.3
Savings	3,460	3,771	(311)	(8.2)	(33.0)	3,460	4,178	(718)	(17.2)
Consumer and other time	29,760	28,150	1,610	5.7	22.9	29,760	29,524	236	0.8

Total consumer and commercial deposits	102,239	100,199	2,040	2.0	8.1	102,239	99,649	2,590	2.6
Brokered and foreign deposits	12,648	15,800	(3,152)	(19.9)	(79.8)	12,648	15,717	(3,069)	(19.5)

Total deposits	$114,887	$115,999	($1,112)	(1.0)%	(3.8)%	$114,887	$115,366	($479)	(0.4)%

SELECTED CREDIT DATA (Dollars in thousands)

Nonaccrual loans	3,940,026	$3,289,518	$650,508	19.8%	79.1%	$3,940,026	$1,430,407	$2,509,619	NM %
Other real estate owned (OREO)	500,481	387,037	113,444	29.3	NM	500,481	183,753	316,728	NM
Other repossessed assets	15,866	13,714	2,152	15.7	62.8	15,866	11,536	4,330	37.5

Total nonperforming assets	$4,456,373	$3,690,269	$766,104	20.8%	83.0%	$4,456,373	$1,625,696	$2,830,677	NM %

Allowance for loan and lease losses	$2,350,996	$1,941,000	$409,996	21.1%	84.5%	$2,350,996	$1,282,504	$1,068,492	83.3%

[1]	Multiply percentage change by 4 to calculate sequential annualized change.
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

YEAR-TO-DATE COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE, continued

(Dollars in thousands) (Unaudited)

	Twelve Months Ended
	December 31 2008	December 31 2007	Increase/(Decrease)
			Amount	%[1]
STATEMENTS OF INCOME

NET INTEREST INCOME	$4,619,656	$4,719,544	($99,888)	(2.1)%

Provision for loan losses	2,474,215	664,922	1,809,293	NM

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	2,145,441	4,054,622	(1,909,181)	(47.1)

NONINTEREST INCOME

Service charges on deposit accounts	904,127	822,031	82,096	10.0
Trust and investment management income	592,324	685,034	(92,710)	(13.5)
Retail investment services	289,093	278,042	11,051	4.0
Other charges and fees	510,794	479,074	31,720	6.6
Investment banking income	236,533	214,885	21,648	10.1
Trading account profits/(losses) and commissions	38,169	(361,711)	399,880	NM
Card fees	308,374	280,706	27,668	9.9
Mortgage production related income	171,368	90,983	80,385	88.4
Mortgage servicing related income/(loss)	(211,829)	195,436	(407,265)	NM
Gain on sale of businesses	198,140	32,340	165,800	NM
Gain on Visa IPO	86,305	-	86,305	NM
Net gain on sale/leaseback of premises	37,039	118,840	(81,801)	(68.8)
Other noninterest income	239,726	349,907	(110,181)	(31.5)
Net securities gains	1,073,300	243,117	830,183	NM

Total noninterest income	4,473,463	3,428,684	1,044,779	30.5

NONINTEREST EXPENSE

Employee compensation and benefits	2,761,264	2,770,188	(8,924)	(0.3)
Net occupancy expense	347,289	351,238	(3,949)	(1.1)
Outside processing and software	492,611	410,945	81,666	19.9
Equipment expense	203,209	206,498	(3,289)	(1.6)
Marketing and customer development	372,235	195,043	177,192	90.8
Amortization/impairment of intangible assets	121,260	96,680	24,580	25.4
Loss on extinguishment of debt	11,723	9,800	1,923	19.6
Visa litigation	(33,469)	76,930	(110,399)	NM
Operating losses	446,178	134,028	312,150	NM
Mortgage reinsurance	179,927	174	179,753	NM
Other noninterest expense	988,174	982,253	5,921	0.6

Total noninterest expense	5,890,401	5,233,777	656,624	12.5

INCOME BEFORE PROVISION FOR INCOME TAXES	728,503	2,249,529	(1,521,026)	(67.6)
Provision/(benefit) for income taxes	(67,271)	615,514	(682,785)	NM

NET INCOME	795,774	1,634,015	(838,241)	(51.3)
Preferred dividends, Series A	22,255	30,275	(8,020)	(26.5)
U.S. Treasury preferred dividends	26,579	-	26,579	NM

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$746,940	$1,603,740	($856,800)	(53.4)%

REVENUE

Net interest income	$4,619,656	$4,719,544	($99,888)	(2.1)%
Taxable-equivalent adjustment	117,487	102,680	14,807	14.4

Net interest income - FTE	4,737,143	4,822,224	(85,081)	(1.8)
Noninterest income	4,473,463	3,428,684	1,044,779	30.5

Total revenue - FTE	$9,210,606	$8,250,908	$959,698	11.6%

SELECTED AVERAGE BALANCES (Dollars in millions)

Average loans
Commercial-FTE	$38,132	$34,194	$3,938	11.5%
Real estate home equity lines	15,205	14,031	1,174	8.4
Real estate construction	10,829	13,520	(2,693)	(19.9)
Real estate 1-4 family	31,759	31,951	(192)	(0.6)
Real estate commercial	13,969	12,803	1,164	9.1
Credit card	863	496	367	74.0
Consumer - direct	4,542	4,221	321	7.6
Consumer - indirect	7,262	8,018	(756)	(9.4)
Nonaccrual and restructured	2,873	847	2,026	NM

Total loans	$125,433	$120,081	$5,352	4.5%

Average deposits
Noninterest bearing deposits	$20,949	$21,677	($728)	(3.4)%
NOW accounts	21,081	20,043	1,038	5.2
Money market accounts	26,565	22,677	3,888	17.1
Savings	3,771	4,609	(838)	(18.2)
Consumer and other time	28,967	29,015	(48)	(0.2)

Total consumer and commercial deposits	101,333	98,021	3,312	3.4
Brokered and foreign deposits	14,743	21,856	(7,113)	(32.5)

Total deposits	$116,076	$119,877	($3,800)	(3.2)%

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

RETAIL AND COMMERCIAL LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31 2008	December 31 2007	% Change[3]	December 31 2008	December 31 2007	% Change[3]
Statements of Income
Net interest income[1]	$657,287	$674,122	(2.5)%	$2,582,613	$2,798,040	(7.7)%
FTE adjustment	8,858	8,885	(0.3)	34,404	36,910	(6.8)

Net interest income - FTE	666,145	683,007	(2.5)	2,617,017	2,834,950	(7.7)
Provision for loan losses[2]	290,020	105,898	NM	878,983	285,840	NM

Net interest income after provision for loan losses - FTE	376,125	577,109	(34.8)	1,738,034	2,549,110	(31.8)

Noninterest income before securities gains/(losses)	331,629	330,559	0.3	1,352,891	1,250,024	8.2
Securities gains/(losses), net	(6)	-	-	(226)	3	NM

Total noninterest income	331,623	330,559	0.3	1,352,665	1,250,027	8.2

Noninterest expense before amortization of intangible assets	670,452	623,865	7.5	2,565,988	2,494,021	2.9
Amortization of intangible assets	13,439	15,707	(14.4)	57,169	68,917	(17.0)

Total noninterest expense	683,891	639,572	6.9	2,623,157	2,562,938	2.3

Income before provision/(benefit) for income taxes	23,857	268,096	(91.1)	467,542	1,236,199	(62.2)
Provision/(benefit) for income taxes	(3,512)	86,554	NM	126,513	408,795	(69.1)
FTE adjustment	8,858	8,885	(0.3)	34,404	36,910	(6.8)

Net income	$18,511	$172,657	(89.3)	$306,625	$790,494	(61.2)

Total revenue - FTE	$997,768	$1,013,566	(1.6)	$3,969,682	$4,084,977	(2.8)

Selected Average Balances

Total loans	$51,462,734	$50,475,414	2.0%	$51,147,782	$51,198,675	(0.1)%
Goodwill	5,915,688	5,866,876	0.8	5,852,562	5,860,859	(0.1)
Other intangible assets excluding MSRs	161,713	177,747	(9.0)	163,890	203,371	(19.4)
Total assets	58,951,810	58,160,613	1.4	58,603,247	58,591,299	0.0
Total deposits	81,878,207	79,908,943	2.5	80,943,903	80,153,021	1.0

Performance Ratios

Efficiency ratio	68.54%	63.10%		66.08%	62.74%
Impact of excluding amortization of intangible assets	(5.89)	(5.42)		(5.68)	(5.42)

Tangible efficiency ratio	62.65%	57.68%		60.40%	57.32%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

WHOLESALE BANKING LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31	December 31%		December 31	December 31%
	2008	2007	Change[3]	2008	2007	Change[3]
Statements of Income
Net interest income[1]	$142,302	$128,586	10.7%	$499,898	$517,752	(3.4)%
FTE adjustment	18,661	13,622	37.0	64,825	47,851	35.5

Net interest income - FTE	160,963	142,208	13.2	564,723	565,603	(0.2)
Provision for loan losses[2]	111,859	13,058	NM	167,429	46,923	NM

Net interest income after provision for loan losses - FTE	49,104	129,150	(62.0)	397,294	518,680	(23.4)

Noninterest income before securities gains/(losses)	132,686	14,239	NM	649,193	480,964	35.0
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	132,686	14,239	NM	649,193	480,964	35.0

Noninterest expense before amortization of intangible assets	214,327	246,473	(13.0)	818,382	811,946	0.8
Amortization of intangible assets	122	122	-	488	488	-

Total noninterest expense	214,449	246,595	(13.0)	818,870	812,434	0.8

Income/(loss) before provision/(benefit) for income taxes	(32,659)	(103,206)	(68.4)	227,617	187,210	21.6
Provision/(benefit) for income taxes	(63,603)	(74,796)	(15.0)	(54,503)	(56,727)	(3.9)
FTE adjustment	18,661	13,622	37.0	64,825	47,851	35.5

Net income/(loss)	$12,283	($42,032)	NM	$217,295	$196,086	10.8

Total revenue - FTE	$293,649	$156,447	87.7	$1,213,916	$1,046,567	16.0

Selected Average Balances

Total loans	$37,258,126	$31,245,564	19.2%	$34,615,063	$29,789,871	16.2%
Goodwill	522,633	446,700	17.0	523,621	446,706	17.2
Other intangible assets excluding MSRs	430	919	(53.2)	616	1,101	(44.1)
Total assets	50,548,820	41,649,859	21.4	46,454,855	39,421,580	17.8
Total deposits	9,332,227	7,437,346	25.5	9,059,997	5,552,618	63.2

Performance Ratios

Efficiency ratio	73.03%	157.62%		67.46%	77.63%
Impact of excluding amortization of intangible assets	(1.56)	(5.00)		(1.36)	(1.48)

Tangible efficiency ratio	71.47%	152.62%		66.10%	76.15%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

MORTGAGE LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31 2008	December 31 2007	% Change[3]	December 31 2008	December 31 2007	% Change[3]
Statements of Income
Net interest income[1]	$94,527	$128,803	(26.6)%	$456,268	$523,253	(12.8)%
FTE adjustment	-	-	-	-	-	-

Net interest income - FTE	94,527	128,803	(26.6)	456,268	523,253	(12.8)
Provision for loan losses[2]	140,156	46,163	NM	491,280	81,157	NM

Net interest income after provision for loan losses - FTE	(45,629)	82,640	NM	(35,012)	442,096	NM

Noninterest income before securities gains/(losses)	(343,999)	100,389	NM	36,777	365,752	(89.9)
Securities gains/(losses), net	410,737	-	-	399,177	-	-

Total noninterest income	66,738	100,389	(33.5)	435,954	365,752	19.2

Noninterest expense before amortization of intangible assets	493,149	237,787	NM	1,331,562	820,893	62.2
Amortization of intangible assets	30	763	(96.1)	1,520	3,053	(50.2)

Total noninterest expense	493,179	238,550	NM	1,333,082	823,946	61.8

Income/(loss) before provision/(benefit) for income taxes	(472,070)	(55,521)	NM	(932,140)	(16,098)	NM
Provision/(benefit) for income taxes	(186,441)	(25,103)	NM	(370,360)	(21,539)	NM
FTE adjustment	-	-	-	-	-	-

Net income/(loss)	($285,629)	($30,418)	NM	($561,780)	$5,441	NM

Total revenue - FTE	$161,265	$229,192	(29.6)	$892,222	$889,005	0.4

Selected Average Balances

Total loans	$30,578,302	$31,328,575	(2.4)%	$31,342,036	$30,805,460	1.7%
Goodwill	279,295	276,598	1.0	277,413	276,459	0.3
Other intangible assets excluding MSRs	106	2,014	(94.7)	527	3,151	(83.3)
Total assets	40,602,117	44,819,241	(9.4)	41,980,502	45,554,067	(7.8)
Total deposits	2,125,512	2,048,331	3.8	2,238,165	2,136,678	4.7

Performance Ratios
Efficiency ratio	305.82%	104.08%		149.41%	92.68%
Impact of excluding amortization of intangible assets	(6.20)	(1.73)		(2.29)	(1.60)

Tangible efficiency ratio	299.62%	102.35%		147.12%	91.08%

Other Information

Production Data
Channel mix
Retail	$3,131,622	$4,937,847	(36.6)%	$17,019,652	$23,190,416	(26.6)%
Wholesale	2,117,785	5,128,463	(58.7)	12,130,940	21,604,003	(43.8)
Correspondent	1,976,900	2,879,608	(31.3)	7,279,578	13,552,369	(46.3)

Total production	$7,226,307	$12,945,918	(44.2)	$36,430,170	$58,346,788	(37.6)

Channel mix - percent
Retail	43%	38%		47%	40%
Wholesale	29	40		33	37
Correspondent	28	22		20	23

Total production	100%	100%		100%	100%

Purchase and refinance mix
Refinance	$3,077,888	$5,518,486	(44.2)	$16,371,010	$25,073,101	(34.7)
Purchase	4,148,419	7,427,432	(44.1)	20,059,160	33,273,687	(39.7)

Total production	$7,226,307	$12,945,918	(44.2)	$36,430,170	$58,346,788	(37.6)

Purchase and refinance mix - percent
Refinance	43%	43%		45%	43%
Purchase	57	57		55	57

Total production	100%	100%		100%	100%

Applications	$16,785,691	$21,676,536	(22.6)	$68,558,868	$91,892,599	(25.4)

Mortgage Servicing Data (End of Period)
Total loans serviced	$162,026,248	$149,857,226	8.1%
Total loans serviced for others	130,515,425	114,635,081	13.9
Net carrying value of MSRs	810,474	1,049,426	(22.8)
Ratio of net carrying value of MSRs to total loans serviced for others	0.621%	0.915%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

WEALTH AND INVESTMENT MANAGEMENT LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31 2008	December 31 2007	% Change[3]	December 31 2008	December 31 2007	% Change[3]
Statements of Income

Net interest income[1]	$83,507	$86,489	(3.4)%	$331,919	$352,198	(5.8)%
FTE adjustment	5	13	(61.5)	31	54	(42.6)

Net interest income - FTE	83,512	86,502	(3.5)	331,950	352,252	(5.8)
Provision for loan losses[2]	10,072	2,594	NM	26,895	8,519	NM

Net interest income after provision for loan losses - FTE	73,440	83,908	(12.5)	305,055	343,733	(11.3)

Noninterest income before securities gains/(losses)	189,243	18,505	NM	951,582	812,866	17.1
Securities gains/(losses), net	-	-	-	(116)	8	NM

Total noninterest income	189,243	18,505	NM	951,466	812,874	17.0

Noninterest expense before amortization of intangible assets	203,207	243,255	(16.5)	899,062	990,044	(9.2)
Amortization of intangible assets	3,567	6,719	(46.9)	61,673	23,456	NM

Total noninterest expense	206,774	249,974	(17.3)	960,735	1,013,500	(5.2)

Income/(loss) before provision/(benefit) for income taxes	55,909	(147,561)	NM	295,786	143,107	NM
Provision/(benefit) for income taxes	21,866	(52,062)	NM	108,890	54,762	98.8
FTE adjustment	5	13	(61.5)	31	54	(42.6)

Net income/(loss)	$34,038	($95,512)	NM	$186,865	$88,291	NM

Total revenue - FTE	$272,755	$105,007	NM	$1,283,416	$1,165,126	10.2

Selected Average Balances

Total loans	$8,127,898	$7,795,906	4.3%	$8,108,966	$7,965,365	1.8%
Goodwill	333,396	322,505	3.4	329,750	316,366	4.2
Other intangible assets excluding MSRs	65,806	131,775	(50.1)	95,153	129,995	(26.8)
Total assets	8,906,151	8,825,594	0.9	8,943,745	8,898,787	0.5
Total deposits	9,093,821	9,861,019	(7.8)	9,563,480	9,780,563	(2.2)

Performance Ratios

Efficiency ratio	75.81%	238.05%		74.86%	86.99%
Impact of excluding amortization of intangible assets	(2.58)	(17.16)		(5.86)	(3.42)

Tangible efficiency ratio	73.23%	220.89%		69.00%	83.57%

Other Information (End of Period)

Assets under adminstration
Managed (discretionary) assets	$113,109,076	$142,844,803	(20.8)%
Non-managed assets	45,729,084	60,903,024	(24.9)

Total assets under administration	158,838,160	203,747,827	(22.0)

Brokerage assets	31,221,049	41,576,425	(24.9)
Corporate trust assets	1,950,609	4,742,003	(58.9)

Total assets under advisement	$192,009,818	$250,066,255	(23.2)

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE OTHER AND TREASURY

(Dollars in thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31 2008	December 31 2007	% Change[2]	December 31 2008	December 31 2007	% Change[2]
Statements of Income

Net interest income	$199,237	$149,513	33.3%	$748,958	$528,301	41.8%
FTE adjustment	4,266	4,724	(9.7)	18,227	17,865	2.0

Net interest income - FTE	203,503	154,237	31.9	767,185	546,166	40.5
Provision for loan losses[1]	410,387	189,068	NM	909,628	242,483	NM

Net interest income after provision for loan losses - FTE	(206,884)	(34,831)	NM	(142,443)	303,683	NM

Noninterest income before securities gains/(losses)	(2,883)	106,631	NM	409,720	275,961	48.5
Securities gains/(losses), net	322	5,694	(94.3)	674,465	243,106	NM

Total noninterest income	(2,561)	112,325	NM	1,084,185	519,067	NM

Noninterest expense before amortization of intangible assets	(9,756)	80,547	NM	154,147	20,193	NM
Amortization of intangible assets	101	103	(1.9)	410	766	(46.5)

Total noninterest expense	(9,655)	80,650	NM	154,557	20,959	NM

Income/(loss) before provision/(benefit) for income taxes	(199,790)	(3,156)	NM	787,185	801,791	(1.8)
Provision/(benefit) for income taxes	(77,266)	(14,309)	NM	122,189	230,223	(46.9)
FTE adjustment	4,266	4,724	(9.7)	18,227	17,865	2.0

Net income/(loss)	($126,790)	$6,429	NM	$646,769	$553,703	16.8

Total revenue - FTE	$200,942	$266,562	(24.6)	$1,851,370	$1,065,233	73.8

Selected Average Balances

Total loans	$180,854	$248,883	(27.3)%	$218,900	$321,180	(31.8)%
Securities available for sale	12,684,773	13,715,798	(7.5)	13,824,706	17,197,201	(19.6)
Goodwill	433	(35)	NM	28,036	5,400	NM
Other intangible assets excluding MSRs	4,171	4,580	(8.9)	4,328	4,869	(11.1)
Total assets	18,038,360	21,675,157	(16.8)	19,865,916	25,329,785	(21.6)
Total deposits (mainly brokered and foreign)	12,457,366	16,109,868	(22.7)	14,270,686	22,253,687	(35.9)

	December 31 2008	September 30 2008
Other Information

Duration of investment portfolio	2.8%	4.8%

Accounting net interest income interest rate sensitivity[3] :
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	4.1%	0.8%
Instantaneous 100 bp decrease in rates over next 12 months	(1.3)%	(1.1)%

Economic net interest income interest rate sensitivity[3] :
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	3.3%	(0.4)%
Instantaneous 100 bp decrease in rates over next 12 months	(0.1)%	0.1%

[1]	Provision for loan losses is the difference between net charge-offs recorded by the lines of business and consolidated provision for loan losses.
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

The recognition of interest rate sensitivity from an accounting perspective is different from the economic perspective due to the election of fair value accounting for certain long-term debt and the related interest rate swaps. The net interest income sensitivity profile from an economic perspective assumes the net interest payments from the related swaps were included in margin.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED - SEGMENT TOTALS

(Dollars in thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31 2008	December 31 2007	% Change[1]	December 31 2008	December 31 2007	% Change[1]
Statements of Income

Net interest income	$1,176,860	$1,167,513	0.8%	$4,619,656	$4,719,544	(2.1)%
FTE adjustment	31,790	27,244	16.7	117,487	102,680	14.4

Net interest income - FTE	1,208,650	1,194,757	1.2	4,737,143	4,822,224	(1.8)
Provision for loan losses	962,494	356,781	NM	2,474,215	664,922	NM

Net interest income after provision for loan losses - FTE	246,156	837,976	(70.6)	2,262,928	4,157,302	(45.6)

Noninterest income before securities gains/(losses)	306,676	570,323	(46.2)	3,400,163	3,185,567	6.7
Securities gains/(losses), net	411,053	5,694	NM	1,073,300	243,117	NM

Total noninterest income	717,729	576,017	24.6	4,473,463	3,428,684	30.5

Noninterest expense before amortization of intangible assets	1,571,379	1,431,927	9.7	5,769,141	5,137,097	12.3
Amortization of intangible assets	17,259	23,414	(26.3)	121,260	96,680	25.4

Total noninterest expense	1,588,638	1,455,341	9.2	5,890,401	5,233,777	12.5

Income/(loss) before provision/(benefit) for income taxes	(624,753)	(41,348)	NM	845,990	2,352,209	(64.0)
Provision/(benefit) for income taxes	(308,956)	(79,716)	NM	(67,271)	615,514	NM
FTE adjustment	31,790	27,244	16.7	117,487	102,680	14.4

Net income/(loss)	($347,587)	$11,124	NM	$795,774	$1,634,015	(51.3)

Total revenue - FTE	$1,926,379	$1,770,774	8.8	$9,210,606	$8,250,908	11.6

Selected Average Balances

Total loans	$127,607,914	$121,094,342	5.4%	$125,432,747	$120,080,551	4.5%
Goodwill	7,051,445	6,912,644	2.0	7,011,382	6,905,790	1.5
Other intangible assets excluding MSRs	232,226	317,035	(26.8)	264,514	342,487	(22.8)
Total assets	177,047,258	175,130,464	1.1	175,848,265	177,795,518	(1.1)
Total deposits	114,887,133	115,365,507	(0.4)	116,076,231	119,876,567	(3.2)

Performance Ratios

Efficiency ratio	82.47%	82.19%		63.95%	63.43%
Impact of excluding amortization of intangible assets	(0.90)	(1.33)		(1.31)	(1.17)

Tangible efficiency ratio	81.57%	80.86%		62.64%	62.26%

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.